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Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-222855

REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

6.00% Mandatory Convertible Preferred Shares, par value $0.001 per share	5,750,000(1)	$50	$287,500,000	$35,793.75

Common Shares, par value $0.001 per share	37,096,700(3)	—	—	—(4)

(1)
Includes 750,000 Mandatory Convertible Preferred Shares, Series A issuable upon exercise of the underwriters' option to purchase additional Mandatory Convertible Preferred Shares, Series A.

(2)
Calculated in accordance with Rule 457(r) of the US Securities Act of 1933, as amended.

(3)
The number of our common shares to be registered is based on the maximum number of shares of our common stock into which 5,750,000 of the Mandatory Convertible Preferred Shares can be converted, which is 6.4516 of our common shares per Mandatory Convertible Preferred Share as described in this prospectus supplement, or a maximum total of 37,096,700 of our common shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of common shares registered includes an indeterminate number of additional common shares that may be issued from time to time upon conversion of the Mandatory Convertible Preferred Shares as a result of the antidilution provisions thereof.

(4)
Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, there is no additional filing fee payable with respect to the common shares issuable upon conversion of the Mandatory Convertible Preferred Shares because no additional consideration will be received in connection with the exercise of the conversion privilege.

Prospectus Supplement
(to prospectus dated February 2, 2018)

5,000,000 Shares

Nabors Industries Ltd.

6.00% Mandatory Convertible Preferred Shares, Series A

We are offering 5,000,000 of our 6.00% Mandatory Convertible Preferred Shares, Series A, with a liquidation preference of $50 per share (our "series A preferred shares"). We will pay cumulative dividends on each of our series A preferred shares at a rate of 6.00% per annum of the initial liquidation preference of $50 per share. Dividends will accumulate from the first date of original issuance and, to the extent that we have lawfully available funds to pay dividends and our board of directors declares a dividend payable, we will pay dividends on February 1, May 1, August 1 and November 1 of each year in cash, our common shares, par value $0.001 per share (our "common shares"), or a combination thereof, at our election and subject to certain limitations. The first dividend payment, if declared, will be made on August 1, 2018, in the expected amount of $0.64 per series A preferred share, which will reflect the time period from the expected first date of original issuance to August 1, 2018.

Each of our series A preferred shares will automatically convert on the second business day immediately following the end of the final averaging period (as defined below) into between 5.3763 and 6.4516 of our common shares (respectively, the "minimum conversion rate" and "maximum conversion rate"), each subject to adjustment, depending on the average VWAP (as defined herein) of our common shares over the 20 trading day period beginning on, and including, the 21st scheduled trading day prior to May 1, 2021, which we refer to herein as the "final averaging period." At any time prior to May 1, 2021, a holder of series A preferred shares may convert such series A preferred shares into our common shares at the minimum conversion rate, subject to adjustment, but such holder will not be entitled to accumulated and unpaid dividends for the then-current dividend period. During a specified period in connection with a fundamental change (as defined herein), a holder of series A preferred shares may convert such series A preferred shares into our common shares at the applicable fundamental change conversion rate (as defined herein). Upon the occurrence of a tax event (as defined herein), we may, at our option, cause all, but not less than all, of the series A preferred shares to be converted into our common shares at an increased conversion rate (determined as described herein).

Concurrently with this offering, we are also making a public offering of 35,000,000 common shares. The common shares will be offered pursuant to a separate prospectus supplement. The public offering price of our common shares is $7.75 per share. In that offering, we have granted the underwriters of that offering an option to purchase up to an additional 5,250,000 common shares. While this offering and the common share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed.

Our common shares are listed on the New York Stock Exchange under the symbol "NBR." The last reported sale price of our common shares on May 8, 2018 was $7.99 per share. We will apply to list the series A preferred shares on the New York Stock Exchange under the ticker symbol "NBR PR A". While no assurance can be given that our application for listing will be approved, we expect trading on the New York Stock Exchange to begin within 30 days of the initial issuance of the series A preferred shares.

	Per Series A Preferred Share	Total
Public offering price	$50.00	$250,000,000
Underwriting discount(1)	$1.50	$7,500,000
Proceeds, before expenses, to us	$48.50	$242,500,000

(1)
Please see "Underwriting (Conflicts of Interest)" for a description of all underwriting compensation payable in connection with this offering.

Investing in the securities offered by this prospectus supplement involves substantial risks. You should carefully consider the risks described under the "Risk Factors" section of this prospectus supplement beginning on page S-12 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of the series A preferred shares offered hereby.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters the option to purchase, solely to cover over-allotments, up to an additional 750,000 series A preferred shares from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the series A preferred shares to purchasers in book-entry form only, through The Depository Trust Company, on or about May 14, 2018 in New York, New York, against payment therefor in immediately available funds.

Book-Running Managers

Morgan Stanley	Citigroup

Goldman Sachs & Co. LLC	BofA Merrill Lynch	Wells Fargo Securities	Mizuho Securities

Senior Co-Managers

Lazard	MUFG	PNC Capital Markets LLC

Co-Managers

Intrepid Partners	BBVA	SMBC Nikko	HSBC

Prospectus Supplement dated May 9, 2018

        In making your investment decision, you should rely only on the information contained in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus issued by us (which we refer to as an "Issuer free writing prospectus") and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the date of the accompanying prospectus, free writing prospectus or any such document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission ("Commission") utilizing a "shelf" registration process. This document contains two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein or contained in a freewriting prospectus we have prepared. Neither we nor the underwriters have authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the date of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

        Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes the underwriters for this offering of series A preferred shares do not exercise their over-allotment option to purchase additional series A preferred shares. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the common share offering.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority ("BMA") for the issue and transfer of our shares, which includes the series A preferred shares, to and between non-residents of Bermuda for exchange control purposes provided that our shares remain listed on an appointed stock exchange, which includes the NYSE. In granting such consent, the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We discuss expectations regarding our future markets, demand for our products and services, and our performance in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. Statements relating to matters that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These "forward-looking statements" are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this prospectus supplement, the accompanying prospectus or any document incorporated by reference, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements.

        Factors to consider when evaluating these forward-looking statements include, but are not limited to:

  •
  fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

  •
  fluctuations in levels of oil and natural gas exploration and development activities;

  •
  fluctuations in the demand for our services;

  •
  competitive and technological changes and other developments in the oil and gas and oilfield services industries;

  •
  our ability to renew customer contracts in order to maintain competitiveness;

  •
  the existence of operating risks inherent in the oil and gas and oilfield services industries;

  •
  the possibility of the loss of one or a number of our large customers;

  •
  the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

  •
  our access to and the cost of capital, including the impact of a downgrade in our credit rating, covenant restrictions, availability under our unsecured revolving credit facility, and future issuances of debt or equity securities;

  •
  our dependence on our operating subsidiaries and investments to meet our financial obligations;

  •
  our ability to retain skilled employees;

  •
  our ability to complete, and realize the expected benefits of strategic transactions, including our joint venture in Saudi Arabia and recent acquisition of Tesco Corporation;

  •
  the recent changes in U.S. tax laws and the possibility of changes in other tax laws and other laws and regulations;

  •
  the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and

  •
  general economic conditions, including the capital and credit markets.

        Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas, that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

        The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the sections entitled "Risk Factors" elsewhere in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 1, 2018 as amended by Amendment No. 1 to Nabors' Annual Report on Form 10-K filed with the Commission on March 29, 2018 (collectively, the "2017 Form 10-K"), under Part 1, Item 1A, "Risk Factors" and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Commission on May 3, 2018 (the "First Quarter 2018 10-Q"), under Part II, Item 1A, "Risk Factors."

        All forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus supplement and the accompanying prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

        Unless otherwise indicated or the context otherwise requires, references to (1) "Nabors" mean Nabors Industries Ltd., a Bermuda exempted company and (2) "we," "our" and "us" generally mean Nabors, together with its consolidated subsidiaries. This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" and "Special Note Regarding Forward-Looking Statements" in this prospectus supplement, the accompanying prospectus, the 2017 Form 10-K, and the First Quarter 2018 10-Q and similar sections in any subsequent Exchange Act reports that we incorporate by reference in this prospectus supplement and the accompanying prospectus for more information about important risks that you should consider before investing in the series A preferred shares.

Nabors Industries Ltd.

        Since its founding in 1952, Nabors has grown from a small land drilling business in Canada to one of the world's largest drilling contractors. Today, Nabors owns and operates one of the world's largest land-based drilling rig fleets and is a provider of offshore rigs in the U.S. and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies for its own rig fleet and those of third parties. In today's performance-driven environment, Nabors believes it is well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into its AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors' highly skilled workforce continues to set new standards for operational excellence and transform the industry.

        Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies, consisting of equipment manufacturing, rig instrumentation and optimization software. We also specialize in wellbore placement solutions and are a leading provider of directional drilling and measurement while drilling ("MWD") systems and services. Our business consists of five reportable segments: U.S. Drilling, Canada Drilling, International Drilling, Drilling Solutions and Rig Technologies.

        With operations in over 25 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment as of March 31, 2018 that includes:

  •
  407 actively marketed rigs for land-based drilling operations in the U.S., Canada and approximately 20 other countries throughout the world; and

  •
  38 actively marketed rigs for offshore drilling operations in the U.S. and multiple international markets.

Recent Developments

  Concurrent Common Share Offering

        Concurrently with this offering of series A preferred shares, we are offering 35,000,000 common shares, plus up to 5,250,000 additional common shares that the underwriters of the common share offering have the option to purchase from us, in each case, at a public offering price of $7.75 per share, for aggregate gross proceeds of $271.3 million. The common share offering is being conducted as a separate public offering by means of a separate prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the common share offering. While this offering and the common share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed. See "Description of Common Shares" for a description of the common shares.

Corporate Information

        Nabors was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors' principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is +1 (441) 292-1510.

THE OFFERING

        The summary below describes the principal terms of the series A preferred shares and this offering. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Series A Preferred Shares" contained elsewhere in this prospectus supplement contains a more detailed description of the terms and conditions of the series A preferred shares. Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriters' over-allotment option to purchase additional series A preferred shares.

Issuer	Nabors Industries Ltd.
Securities offered	5,000,000 of our 6.00% Mandatory Convertible Preferred Shares, Series A, par value $0.001 per share, which we refer to in this prospectus supplement as our "series A preferred shares."
Option to purchase additional series A preferred shares	We have granted the underwriters an option to purchase up to an additional 750,000 series A preferred shares, solely to cover over-allotments.
Initial offering price	$50.00 per series A preferred share.
Liquidation preference	$50 per series A preferred share.
Dividends

6.00% on the liquidation preference of $50 for each of our series A preferred shares per year. Dividends will accumulate from the first date of original issuance and, to the extent we have lawfully available funds to pay dividends and we declare a dividend payable, we will pay dividends in cash or, subject to certain limitations, by delivery of our common shares or through any combination of cash and our common shares, at our election, subject to the share cap; provided that any unpaid dividends will continue to accumulate. The dividend payable on the first dividend payment date, if declared, is expected to be $0.64 per series A preferred share and on each subsequent dividend payment date, if declared, is expected to be $0.75 per series A preferred share. See "Description of the Series A Preferred Shares—Dividends."

The aggregate number of our common shares delivered in respect of dividends per series A preferred share shall in no event exceed the maximum conversion rate, subject to adjustment as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" (the "share cap"). To the extent that we elect to pay any accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap (except as described below opposite the caption "Optional conversion").

Dividend payment dates	If declared, February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2018 and ending on May 1, 2021.
Payment of additional amounts

Subject to certain limitations, we will pay in cash or deliver in common shares, as the case may be, additional amounts to holders of the series A preferred shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed on amounts we must pay or deliver, as the case may be, with respect to the series A preferred shares, so that the net amounts paid or delivered, as the case may be, will be equal to the amounts we would otherwise be required to pay or deliver, as the case may be, had no such withholding or deduction been required. See "Description of the Series A Preferred Shares—Payment of Additional Amounts" in this prospectus supplement.

Redemption	Our series A preferred shares are not redeemable.
Mandatory conversion date	The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be May 1, 2021.
Mandatory conversion

On the mandatory conversion date, each of our then-issued and outstanding series A preferred shares will automatically convert into a number of our common shares equal to the conversion rate described below.

In addition, we will pay to holders of series A preferred shares on the mandatory conversion date an amount equal to the accumulated and unpaid dividends through May 1, 2021 in cash, common shares or a combination thereof, at our election and subject to the share cap, whether or not declared, to the extent we have lawfully available funds to pay such amounts at such time. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap. See "Description of the Series A Preferred Shares—Mandatory Conversion."

Conversion rate

The conversion rate for each of our series A preferred shares will be not more than 6.4516 of our common shares and not less than 5.3763 of our common shares (respectively, the "maximum conversion rate" and "minimum conversion rate"), depending on the applicable market value of our common shares, as described under "Description of the Series A Preferred Shares—Mandatory Conversion" in this prospectus supplement, and subject to adjustment as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement.

The "applicable market value" of our common shares is the average VWAP per common share over the final averaging period. The "final averaging period" is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 1, 2021. See "Description of the Series A Preferred Shares—Mandatory Conversion" in this prospectus supplement.

The following table illustrates the conversion rate per series A preferred share, subject to adjustment as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement, based on the applicable market value of our common shares on the mandatory conversion date:

Applicable Market Value on the Mandatory Conversion Date	Conversion Rate per Series A Preferred Share
Less than $7.75	6.4516 common shares
Greater than or equal to $7.75 and less than or equal to $9.30 (the "threshold appreciation price")	$50, divided by the applicable market value
Greater than the threshold appreciation price	5.3763 common shares

Optional conversion	At any time prior to May 1, 2021, other than during the fundamental change conversion period (as defined below), a holder of series A preferred shares may elect to convert such holder's series A preferred shares at the minimum conversion rate of 5.3763 of our common shares per series A preferred share, subject to adjustment as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement.

In addition, we will pay holders of series A preferred shares who exercise this optional conversion right (at our election and, subject to the share cap, in cash, our common shares or a combination thereof) an amount equal to accumulated and unpaid dividends on the series A preferred shares, whether or not declared, for all dividend periods (as defined below) ending on or prior to the payment date immediately preceding the conversion date, to the extent we have lawfully available funds to pay such amounts at such time, as described under "Description of the Series A Preferred Shares—Conversion at the Option of the Holder" in this prospectus supplement. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will have no obligation to pay any cash or deliver any additional common shares in respect of the deficit amount resulting from application of the share cap. Holders who exercise the optional conversion right will not be entitled to receive dividends for the then-current dividend period.

Conversion upon a fundamental change

Upon the occurrence of a fundamental change (as defined herein) prior to the mandatory conversion date, under certain circumstances we will pay and/or deliver, as the case may be, to holders who convert their series A preferred shares during the period (the "fundamental change conversion period") beginning on, and including, the effective date of the fundamental change and ending on the earlier of (A) the mandatory conversion date and (B) the date that is 20 days after the effective date:

•

a number of our common shares or units of exchange property, as described under "Description of the Series A Preferred Shares—Recapitalizations, Reclassifications and Changes of Our Common Shares" in this prospectus supplement (if the fundamental change constitutes a reorganization event (as defined below)), determined using the applicable fundamental change conversion rate described below; and

•

at our election and, subject to the share cap, our common shares (or, if applicable, units of exchange property), cash or a combination thereof in an amount equal to unpaid dividends on the series A preferred shares accumulated to, but excluding, the applicable conversion date, to the extent that we have lawfully available funds to pay such amounts.

To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.

The applicable fundamental change conversion rate will be determined based on the effective date of the fundamental change and the amount of cash paid per common share in such transaction or the average of the volume-weighted average prices per common share over the 10 trading day period ending on, and including, the scheduled trading day immediately preceding the effective date of the fundamental change. See "Description of the Series A Preferred Shares—Conversion Upon Fundamental Change" in this prospectus supplement.

Conversion at our option upon tax event

If at any time we become obligated to pay or deliver additional amounts on the issued and outstanding series A preferred shares due to certain changes in tax law as described under "Description of the Series A Preferred Shares—Conversion at Our Option Upon Tax Event," we may, at our option, cause all, but not less than all, issued and outstanding series A preferred shares to be automatically converted into a number of our common shares equal to the fundamental change conversion rate (as described above) determined as though the tax event conversion date were the effective date of a fundamental change and the "share price" in such transaction were the average of the volume-weighted average prices per common share over the 10 trading day period beginning on, and including, the second trading day immediately following the date on which we provide notice of the tax event conversion. In addition, we will pay holders an amount equal to the sum of any accumulated and unpaid dividends on the series A preferred shares so converted to, but not including, the tax event conversion date, to the extent that we have lawfully available funds to pay such amounts. We will make this payment of accumulated and unpaid dividends in our common shares, cash or a combination thereof, at our election and subject to the share cap. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap. See "Description of the Series A Preferred Shares—Conversion At Our Option Upon Tax Event."

Conversion rate adjustments

Each of the minimum conversion rate, the maximum conversion rate, the initial price, the threshold appreciation price, the fundamental change conversion rate and the share prices for purposes of determining the fundamental change conversion rate, among other terms, will be adjusted upon the occurrence of the events and transactions described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement.

Voting rights

Holders of the series A preferred shares will have no voting rights, except with respect to certain changes in the terms of the series A preferred shares and in the case of certain dividend non-payments and certain transactions involving us or as otherwise required by Bermuda law or our Bye-laws (as defined herein). See "Description of the Series A Preferred Shares—Voting Rights" in this prospectus supplement.

Ranking	Our series A preferred shares will rank:
• senior to our junior shares (as defined below) with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up;
• equally with each other class or series of shares ranking on parity with the series A preferred shares as to dividends and distributions upon our liquidation, dissolution or winding-up; and
• junior to each other class or series of shares that by their terms rank senior to the series A preferred shares as to dividends or distributions upon our liquidation, dissolution or winding-up.

"Junior shares" means any class or series of our shares that ranks junior to the series A preferred shares either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. At present, junior shares consist solely of our common shares.

Use of proceeds

We estimate that the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $242.1 million (or approximately $278.5 million if the underwriters exercise their over-allotment option in full). We estimate that the net proceeds of the concurrent offering of our common shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $262.5 million (or approximately $301.9 million if the underwriters exercise their option to purchase additional common shares in full). We intend to use the net proceeds from this offering and the common share offering to repay borrowings outstanding under our revolving credit facility, which we may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes. See "Use of Proceeds" on page S-21 of this prospectus supplement.

Conflicts of Interest

Because affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. are lenders under our revolving credit facility and will receive more than 5% of the net proceeds of this offering, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. are deemed to have a "conflict of interest" under Rule 5121, or FINRA Rule 5121, of the Financial Industry Regulatory Authority, Inc., or FINRA. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a "qualified independent underwriter" is not required in connection with this offering as Morgan Stanley & Co. LLC is primarily responsible for managing this offering and does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of Rule 5121. See "Use of Proceeds" and "Underwriting (Conflicts of Interest)."

Material U.S. federal income tax considerations

Material U.S. federal income tax considerations of purchasing, owning and disposing of the series A preferred shares and any common shares received upon its conversion are described in "Material U.S. Federal Income Tax Considerations." You should consult your tax advisor with respect to the U.S. federal income tax consequences of owning our series A preferred shares and common shares in light of your particular situation and with respect to any tax consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

Book-entry, delivery and form

Initially, the series A preferred shares will be represented by one or more permanent global certificates in definitive, fully registered form deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company, which we refer to as "DTC."

Listing

We will apply to list the series A preferred shares on the New York Stock Exchange under the symbol "NBR PR A". While no assurance can be given that our application for listing will be approved, we expect trading on the New York Stock Exchange to begin within 30 days of the initial issuance of the series A preferred shares. See "Description of the Series A Preferred Shares—Listing" in this prospectus supplement.

Concurrent offering of our common shares

Concurrently with this offering, we are also making a public offering of 35,000,000 of our common shares pursuant to a separate prospectus supplement. In that offering, we have granted the underwriters of that offering an option to purchase up to an additional 5,250,000 of our common shares. The closing of this offering of our series A preferred shares is not conditioned upon the closing of the concurrent offering of our common shares, and the closing of the concurrent offering of our common shares is not conditioned upon the closing of this offering of our series A preferred shares.

Registrar and transfer agent	Computershare.
Risk factors

See "Risk Factors" beginning on page S-12 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our series A preferred shares.

Common shares	Our common shares are listed for trading on the New York Stock Exchange under the symbol "NBR."

RISK FACTORS

        You should carefully consider the risks described below, in the accompanying prospectus and in the documents incorporated herein by reference before making an investment. The risks described below, in the accompanying prospectus and in the documents incorporated herein by reference are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the series A preferred shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

        Risks related to our series A preferred shares are set forth below. You should also carefully review the risk factors related to our business that are incorporated by reference to the section entitled "Item 1A. Risk Factors" in our 2017 Form 10-K and First Quarter 2018 10-Q.

Our financial and operating flexibility could be affected by our long term debt and other financial obligations.

        As of March 31, 2018, without giving effect to this or the common share offering and the related use of proceeds, our consolidated total outstanding indebtedness was $4.3 billion, resulting in a gross debt to capital ratio of 0.61:1 and a net debt to capital ratio of 0.59:1. As of the same date, after giving effect to this offering of series A preferred shares and the common share offering, including the use of proceeds therefrom, our total shareholders' equity would have been $3.2 billion, our net debt would have been $3.4 billion, and we would have had a net debt to capital ratio of 0.51:1. The gross debt to capital ratio is calculated by dividing total debt by total capitalization (total debt plus shareholders' equity). The net debt to capital ratio is calculated by dividing net debt by net capitalization. Net debt is defined as total debt minus the sum of cash and cash equivalents and short-term investments. Net capitalization is defined as net debt plus shareholders' equity. The gross debt to capital ratio and the net debt to capital ratio are not measures of operating performance or liquidity defined by generally accepted accounting principles in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. Both of these ratios are methods for calculating the amount of leverage a company has in relation to its capital. On an as-adjusted basis to give effect to this offering of series A preferred shares and the common share offering and the use of proceeds therefrom, we would have been able to borrow $2.25 billion under our revolving credit facility, subject to compliance with the conditions and covenants of that facility including the facility's requirement to maintain a net debt to capital ratio not in excess of 0.60:1. If we fail to perform our obligations under the facility's covenants, the revolving credit commitment could be terminated, and any outstanding borrowings under the facility could be declared immediately due and payable.

        We also have various financial commitments, such as leases, firm transportation and processing, contracts and purchase commitments. Our ability to service our debt and other financial obligations depends in large part upon the level of cash flows generated by our operating subsidiaries' operations, our ability to monetize and/or divest non-core assets, availability under our unsecured revolving credit facility and our ability to access the capital markets and/or other sources of financing. If we cannot repay or refinance our debt as it becomes due, we may be forced to sell assets or reduce funding in the future for working capital, capital expenditures and general corporate purposes.

A holder of series A preferred shares will bear the risk of any decline in the market value of our common shares.

        The applicable market value of our common shares on the mandatory conversion date may be less than the initial price, in which case holders of our series A preferred shares will receive common shares on the mandatory conversion date having a value per series A preferred share of less than the liquidation preference per series A preferred share of $50. Accordingly, a holder of series A preferred shares assumes the entire risk that the market price of our common shares may decline below the public offering price in our concurrent offering of common shares. Any such decline in the market price of our common shares and related decline in value of the series A preferred shares may be substantial and, depending on the extent of such decline, you could lose all or substantially all of your investment in the series A preferred shares.

Holders of series A preferred shares may not realize any or all of the benefit of an increase in the market price of our common shares.

        The market value of our common shares that you will receive upon mandatory conversion of our series A preferred shares on the mandatory conversion date will exceed the liquidation preference of $50 per series A preferred share only if the applicable market value of our common shares as defined under "Description of the Series A Preferred Shares—Mandatory Conversion" in this prospectus supplement equals or exceeds the threshold appreciation price. The threshold appreciation price represents an appreciation of 20% over the initial price. This means that the opportunity for equity appreciation provided by an investment in series A preferred shares is less than that provided by a direct investment in our common shares.

        If the applicable market value of our common shares is greater than or equal to the initial price but is less than or equal to the threshold appreciation price, a holder of series A preferred shares will realize no equity appreciation on our common shares. Furthermore, if the applicable market value of our common shares exceeds the threshold appreciation price, the value of the common shares received by the holder of a series A preferred share upon conversion will be approximately 83.3% of the value of the common shares that could be purchased with $50 at the time of this offering.

        In addition, the limitation imposed by the share cap on our ability to use our common shares to pay dividends on our series A preferred shares upon conversion may result in a reduction in the return that holders may achieve with respect to their investment in the series A preferred shares.

Our series A preferred shares will rank junior to all of our and our subsidiaries' liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

        In the event of a bankruptcy, liquidation or winding-up, our assets will be available to pay the liquidation preference of our series A preferred shares only after all of our liabilities have been paid. In addition, our series A preferred shares will effectively rank junior to all existing and future liabilities of our subsidiaries and the share capital of our subsidiaries held by third parties. The rights of holders of our series A preferred shares to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary's creditors and minority equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay amounts due on any or all of our series A preferred shares then issued and outstanding.

Regulatory actions may adversely affect the trading price and liquidity of the series A preferred shares.

        Investors in, and potential purchasers of, the series A preferred shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the series A preferred shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The Securities and Exchange Commission, or SEC, and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the series A preferred shares to conduct a convertible arbitrage strategy with respect to the series A preferred shares. This could, in turn, adversely affect the trading price and liquidity of the series A preferred shares.

The trading price of our common shares will directly affect the trading price of the series A preferred shares.

        The trading price of the series A preferred shares will be directly affected by, among other things, the trading price of our common shares. It is impossible to predict whether the price of our common shares will rise or fall. Our operating results, prospects and economic, financial, political and other factors will affect trading prices of our common shares and the series A preferred shares, as will future issuances of our common shares. See "—There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares." In addition, market conditions can affect the capital markets generally, thereby affecting the price of our common shares. These conditions may include the level of, and fluctuations in, the trading prices of stocks generally and sales of substantial amounts of our common shares in the market after this offering of series A preferred shares or the perception that such sales could occur. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the series A preferred shares and the common shares underlying the series A preferred shares. In addition, the issuance of the series A preferred shares may result in hedging activity by holders of series A preferred shares that view such series A preferred shares as a more attractive means of equity participation in us than a direct investment in our common shares. This arbitrage and hedging could, in turn, negatively affect the trading prices of the series A preferred shares and our common shares.

You may suffer dilution from the common shares issuable upon conversion of our series A preferred shares.

        The number of our common shares issuable upon conversion of our series A preferred shares is subject to adjustment under certain circumstances as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement. The number of our common shares issuable upon conversion of our series A preferred shares is not subject to adjustment for other events, including the following:

  •
  the issuance of our common shares for cash or in connection with acquisitions or other transactions;

  •
  the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

  •
  the issuance of any of our common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

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  the issuance of any of our common shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the series A preferred shares is first issued; or

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  a change solely in the par value of our common shares.

        The terms of the series A preferred shares do not restrict our ability to offer our common shares in the future or to engage in other transactions that could dilute our common shares. We have no obligation to consider the interests of the holders of series A preferred shares in engaging in any such offering or transaction. If we issue additional common shares, that issuance may materially and adversely affect the price of our common shares and, because of the relationship of the number of our common shares you are to receive on the mandatory conversion date to the price of our common shares, such other events may adversely affect the trading price of the series A preferred shares.

Holders of series A preferred shares will have no rights as a holder of common shares until they convert their series A preferred shares into our common shares.

        Until you convert your series A preferred shares into our common shares, you will have no rights with respect to our common shares, including, without limitation, voting rights (except as required by law and our Bye-laws or as described under "Description of the Series A Preferred Shares—Voting Rights" in this prospectus supplement), rights to participate in tender offers and/or rights to receive any dividends or other distributions on our common shares. To exercise any voting rights in respect of our series A preferred shares, described under "Description of the Series A Preferred Shares—Voting Rights" in this prospectus supplement, holders of our series A preferred shares may only request that we call a special meeting of the holders of our series A preferred shares and may not call a meeting directly. Upon conversion, you will be entitled to exercise the rights as a holder of our common shares only as to matters for which the record date occurs after the close of business on the relevant conversion date. For example, in the event that an amendment is proposed to our Bye-laws requiring shareholder approval, and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the applicable conversion date, you will not be entitled to vote on the amendment unless it would amend, alter or affect the powers, preferences or rights of our series A preferred shares in a manner that would adversely affect the rights of such holders, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares received upon conversion of the series A preferred shares.

The fundamental change conversion rate may not adequately compensate you upon the occurrence of a fundamental change or in the case of conversion at our option upon the occurrence of a tax event.

        If a fundamental change occurs, you will be permitted to convert your series A preferred shares early, and we will deliver common shares calculated at the fundamental change conversion rate on our series A preferred shares. In addition, if a tax event occurs, we will have the right to cause all of the series A preferred shares to convert into common shares at the fundamental change conversion rate. A description of how the fundamental change conversion rate will be determined is set forth under "Description of the Series A Preferred Shares—Conversion Upon Fundamental Change" in this prospectus supplement, and a description of how the fundamental change conversion rate will be determined in connection with a conversion at our option upon the occurrence of a tax event is set forth under "Description of the Series A Preferred Shares—Conversion at Our Option Upon Tax Event" in this prospectus supplement. Although these features are designed to compensate you for the lost value (including lost option value) of your series A preferred shares, these features only approximate such lost value and may not adequately compensate you. Furthermore, the term fundamental change applies only to specific types of transactions, and if we engage in other transactions you may not receive any adjustment to the conversion rate even though the value of our series A preferred shares may be affected.

U.S. Persons may have to pay taxes with respect to constructive distributions that they do not receive.

        The conversion rate of our series A preferred shares will be adjusted in certain circumstances. See "Description of the Series A Preferred Shares—Conversion Rate Adjustments" in this prospectus supplement. For U.S. federal income tax purposes, adjustments to a fixed conversion rate, or failures to make certain adjustments, that have the effect of increasing your proportionate interest in our assets or earnings and profits may result in a deemed distribution to you. For example, an increase in the conversion ratio to reflect a taxable dividend to holders of common shares will generally give rise to a taxable constructive dividend to the holders of series A preferred shares to the extent made out of current and accumulated earnings and profits. Such deemed distribution will be taxable to you, even though you do not actually receive a distribution. In addition, upon conversion, we may make distributions to holders of the series A preferred shares that are paid in our common shares and any such distribution might be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of series A preferred shares may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense. See "Material U.S. Federal Income Tax Considerations" in this prospectus supplement.

We may not be able to list, or maintain any listing of, the series A preferred shares and the secondary market for the series A preferred shares may be illiquid.

        We will apply to list the series A preferred shares on the New York Stock Exchange under the symbol "NBR PR A". We can provide no assurance that our application for listing will be approved. If the series A preferred shares are listed, even though we have agreed to use our reasonable best efforts to keep the series A preferred shares listed on the New York Stock Exchange, we can provide no assurance that we will be able to maintain such listing. Furthermore, listing the series A preferred shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their series A preferred shares easily. In addition, the liquidity of the trading market in the series A preferred shares, and the market price quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the series A preferred shares. If an active trading market does not develop or is not maintained, the market price and liquidity of the series A preferred shares may be adversely affected. In that case, you may not be able to sell the series A preferred shares that you hold at a particular time or at a favorable price. In addition, as our series A preferred shares are converted, the liquidity of the series A preferred shares that remain issued and outstanding may decrease.

Volatility in the market price and trading volume of the series A preferred shares and our common shares could adversely impact the trading value of the series A preferred shares and our common shares.

        The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of the series A preferred shares and the common shares could fluctuate significantly for many reasons, including in response to the risks described in this section and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, such as:

  •
  actual or anticipated fluctuations in operating results;

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  declines in the market prices of oil and natural gas;

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  changes in expectations as to future financial performance or buy/sell recommendations of securities analysts;

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  acquisitions, strategic alliances or joint ventures involving us or our competitors;

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  actions of our current shareholders, including sales of common shares by our directors and executive officers;

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  the arrival or departure of key personnel;

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  our, or a competitor's, announcement of new products, services or innovations; and

  •
  the operating and share price performance of other comparable companies.

        General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common shares. For these reasons, investors should not rely on recent trends to predict future prices of our series A preferred shares or common shares or financial results.

        In addition, investors in the series A preferred shares may employ a convertible arbitrage strategy with respect to the series A preferred shares by selling short the common shares underlying the series A preferred shares or by entering into cash-settled over-the-counter derivative transactions with respect to the underlying common shares that have the same economic effect. Short sales of our common shares or derivative actions having the same economic effect could adversely impact the market price of our common shares.

We are a holding company and our ability to make dividend payments on the series A preferred shares may depend on our ability to receive dividends or other distributions from our subsidiaries.

        Our operations are conducted through direct and indirect subsidiaries. As a holding company, we do not own any significant assets other than equity in our subsidiaries. Our ability to make dividend payments on the series A preferred shares may be dependent on dividends and other distributions or payments from our subsidiaries. The ability of those subsidiaries to pay dividends or make distributions or other payments to us depends upon the availability of cash flow from operations and proceeds from the sale of assets and other capital-raising activities. We cannot be certain of the future availability of such distributions and the lack of any such distributions may adversely affect our ability to make dividend payments on the series A preferred shares. In addition, dividends or other distributions from our subsidiaries to us may be subject to contractual and other restrictions and are subject to other business considerations.

Our ability to pay dividends may be limited by law and by the certificate of designations of the series A preferred shares.

        Under Bermuda law and under the terms of the certificate of designations governing the series A preferred shares, we will not be permitted to pay cash dividends on the series A preferred shares (even if such dividends have been previously declared) if there are reasonable grounds for believing that (1) we are or, after giving effect to the payment of dividends, would be unable to pay our liabilities as they become due or (2) the realizable value of our assets would thereby be less than our liabilities.

There is no limitation on our issuance of securities that rank equally with the series A preferred shares.

        Our Bye-laws provide for the issuance of up to 25,000,000 preferred shares with such designations, rights and preferences as may be determined from time to time by our board of directors. A portion of these preferred shares will be issued pursuant to this offering. However, after the consummation of the preferred share offering, we will still have a significant amount of authorized but unissued preferred shares. Our board of directors may, without further shareholder approval, cause the issuance of preferred shares ranking equally with the series A preferred shares which may reduce the amount available for dividends and the amount recoverable by holders of the series A preferred shares in the event of our liquidation, dissolution or winding-up.

Offerings of debt, which would be senior to our series A preferred shares and our common shares upon liquidation, and/or preferred equity securities which may be senior to our series A preferred shares and will be senior to our common shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of the series A preferred shares and our common shares.

        The terms of the series A preferred shares do not prevent us or our subsidiaries from issuing debt or equity securities or incurring indebtedness, except that we may not issue senior preferred shares without the consent of at least 66 2/3% in voting power of the issued and outstanding series A preferred shares. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our series A preferred shares and holders of our common shares.

        Our board of directors is authorized to issue one or more classes or series of preferred shares from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred shares that may be issued, including voting rights, dividend rights, and preferences over our common shares with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred shares in the future that have a preference over our common shares with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue preferred shares with voting rights that dilute the voting power of the series A preferred shares and our common shares, the rights of holders of the series A preferred shares and our common shares or the market price of the series A preferred shares and our common shares could be adversely affected.

        In addition, offerings of our common shares or of securities linked to our common shares may dilute the holdings of our existing common shareholders or reduce the market prices of the series A preferred shares and our common shares, or both. Holders of our series A preferred shares and our common shares are not entitled to preemptive rights, and no adjustments to the fixed conversion rates or other terms of our series A preferred shares would be required if such common shares or equity-linked securities were offered for cash.

The concurrent offering of our common shares, and the possibility of future sales or other dilution of our equity, may adversely affect the market price of our common shares.

        Concurrently with this offering, we are offering 35,000,000 of our common shares, plus up to an additional 5,250,000 of our common shares if the underwriters in that offering exercise their option to purchase additional common shares in full. This offering is not conditioned on the closing of the concurrent offering of our common shares, and the concurrent offering of our common shares is not conditioned on the closing of this offering. In connection with this offering and the concurrent offering of our common shares, we are restricted from issuing additional common shares or securities convertible into common shares, subject to specified exceptions, for a period of 60 days from the date of this prospectus supplement. Additionally, our directors and executive officers have agreed not to sell or otherwise dispose of any of their shares, subject to specified exceptions, for a period of 60 days from the date of this prospectus supplement. Exceptions to these lock-up agreements are described below under "Underwriting. (Conflicts of Interest)"

        Otherwise, we are not restricted from issuing additional common shares, including the common shares issuable upon conversion of the series A preferred shares. The issuance of any additional common shares or of preferred shares or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common shares. For additional information on common shares reserved for awards under our share compensation plans, see "Description of Common Shares." Holders of our common shares are not entitled to any preemptive rights by virtue of their status as shareholders, and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series. Therefore, such sales or offerings could result in increased dilution to our shareholders.

        The price of our common shares and the series A preferred shares may be adversely affected by future sales of our common shares or securities that are convertible into or exchangeable for, or of securities that represent the right to receive, our common shares or other dilution of our equity, or by our announcement that such sales or other dilution may occur.

The price of our common shares may be volatile.

        The trading price of our common shares has historically fluctuated significantly. For example, since the beginning of 2015, the high sale price per common share on the New York Stock Exchange was $18.40, the low sale price per share was $4.98, and on May 8, 2018, the last reported sale price of our common shares on the New York Stock Exchange was $7.99 per share. The price of our common shares could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in this risk factors section and any risk factors incorporated herein by reference, such as fluctuations in oil and natural gas prices. General market conditions and domestic or international macroeconomic factors unrelated to our performance may also affect the price of our common shares. For these reasons, investors should not rely on recent trends to predict future prices of our common shares or our financial results.

Our ability to use our net operating loss carryforwards, and possibly other tax attributes, to offset future taxable income for U.S. federal income tax purposes may be significantly limited due to various circumstances, including the issuance of the series A preferred shares in this offering and the issuance of common shares in the common share offering and certain possible future transactions involving the sale or issuance of our preferred shares or common shares, or if taxable income does not reach sufficient levels.

        As of March 31, 2018, we reported consolidated federal net operating loss ("NOL") carryforwards of approximately $425.0 million and certain other favorable federal income tax attributes. Our ability to use our NOL carryforwards and certain other attributes may be limited if we experience an "ownership change" as defined in Section 382 ("Section 382") of the Internal Revenue Code of 1986, as amended (the "Code"). An ownership change generally occurs if there is a more than 50 percentage point increase in the aggregate equity ownership of us by one or more "5 percent shareholders" (as that term is defined for purposes of Sections 382 and 383 of the Code) in any testing period, which is generally the three-year period preceding any potential ownership change, measured against their lowest percentage ownership at any time during such period.

        There is no assurance that we will not experience an ownership change under Section 382 as a result of the issuance of the series A preferred shares in this offering and the issuance of common shares in the common share offering or as a result of future actions that may significantly limit or possibly eliminate our ability to use our NOL carryforwards and potentially certain other tax attributes. In addition to the issuance of the series A preferred shares in this offering and the issuance of common shares in the common share offering, potential future transactions involving the sale, issuance, redemption or other disposition of preferred or common shares, the exercise of conversion or exchange options under the terms of any convertible or exchangeable debt, the repurchase of any such debt with our common shares, in each case, by a person owning, or treated as owning, 5% or more of our common shares, or a combination of such transactions, may cause or increase the possibility that we will experience an ownership change under Section 382. Under Section 382, an ownership change would subject us to an annual limitation that applies to the amount of pre-ownership change NOLs (and possibly certain other tax attributes) that may be used to offset post-ownership change taxable income. If a Section 382 limitation applies, the limitation could cause our U.S. federal income taxes to be greater, or to be paid earlier, than they otherwise would be, and could cause all or a portion of our NOL carryforwards to expire unused. Similar rules and limitations may apply for state income tax purposes. Our ability to use our NOL carryforwards will also depend on the amount of taxable income we generate in future periods. Our NOL carryforwards may expire before we can generate sufficient taxable income to use them in full.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common shares. Significant exercises of stock options could adversely affect the market price of our common shares.

        As of April 30, 2018, 317,422,062 of our common shares were issued and outstanding and entitled to vote, excluding 52,800,203 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. In addition, as of April 30, 2018, 4,032,785 common shares were reserved for issuance pursuant to stock option and employee benefit plans, 31,997,773 common shares were reserved for issuance upon exchange of the outstanding $500,000,000 of 0.75% Exchangeable Senior Notes due 2024 (the "Exchangeable Notes") and 37,096,700 common shares were reserved for issuance upon the conversion of the series A preferred shares to be sold pursuant to this offering. The sale, or availability for sale, of substantial amounts of our common shares in the public market, whether directly by us or resulting from the exercise of options, issuances under employee benefit plans, exchange of the Exchangeable Notes or conversion of the series A preferred shares (and, where applicable, sales pursuant to Rule 144 under the Securities Act), would be dilutive to existing security holders, could adversely affect the prevailing market price of our common shares and could impair our ability to raise additional capital through the sale of equity securities.

        Except for the 60-day lock-up in connection with the common share offering, we are not restricted from issuing additional common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. The issuance of additional common shares will dilute the ownership interest of existing shareholders. Sales of a substantial number of common shares or other equity-related securities in the public market could depress the market value of our common shares, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares or other equity-related securities would have on the market price of our common shares.

        Sales of our common shares in the public market or sales of any of our other securities could dilute ownership and earnings per share, and even the perception that such sales could occur could cause the market price of our common shares to decline. The market price of our common shares also could decline as a result of sales of our common shares made after the common share offering or the perception that such sales could occur.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the 5,000,000 series A preferred shares that we are offering will be approximately $242.1 million, or approximately $278.5 million if the underwriters exercise in full their over-allotment option to purchase up to 750,000 additional series A preferred shares, after deducting the underwriting discount and estimated offering expenses payable by us.

        In addition, we estimate that the net proceeds we will receive from our common share offering will be approximately $262.5 million, or approximately $301.9 million if the underwriters of the common share offering exercise in full their option to purchase additional common shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. While this offering and the common share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. We cannot assure you that either or both of the offerings will be completed.

        We intend to use the net proceeds from this offering and the common share offering to repay borrowings outstanding under our revolving credit facility, which we may re-borrow from time to time for the repayment of other indebtedness, and for general corporate purposes. The revolving credit facility matures in 2020 and the weighted average interest on borrowings under our revolving credit facility was 3.15% as of March 31, 2018

        Affiliates of certain of the underwriters are lenders under our revolving credit facility and, as a result, will receive a portion of the net proceeds of this offering. See "Underwriting (Conflicts of Interest)."

 CAPITALIZATION

        The following table sets forth Nabors' cash, cash equivalents and short-term investments, current debt, long-term debt and capitalization as of March 31, 2018:

  •
  on an actual basis;

  •
  on an adjusted basis to give effect to the issuance of series A preferred shares in this offering and the application of the net proceeds therefrom after deducting the underwriting discount and certain expenses payable in connection with this offering as if each had occurred on March 31, 2018; and

  •
  on a further adjusted basis to give effect to the issuance of the common shares in the common share offering and the application of the net proceeds therefrom after deducting the underwriting discount and certain expenses payable in connection with the common share offering as if each had occurred on March 31, 2018.

        The table below assumes no exercise of the underwriters' over-allotment options to purchase additional series A preferred shares in this offering or common shares in the common share offering. This information should be read in conjunction with Nabors' consolidated financial statements, the notes thereto and the other financial data incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for this Offering (Unaudited)	As Further Adjusted for the common share offering (Unaudited)
	(In thousands, except per share amounts)
Cash, cash equivalents, and short-term investments	$393,587	$393,587	$453,133

Current debt:
Current debt	$375	$375	$375

Long-term debt:
Revolving credit facility(1)	445,000	202,905	—
Commercial Paper(2)	—	—	—
9.25% senior notes due 2019(3)	303,489	303,489	303,489
5.00% senior notes due 2020	669,922	669,922	669,922
4.625% senior notes due 2021	695,168	695,168	695,168
5.50% senior notes due 2023	600,000	600,000	600,000
5.10% senior notes due 2023	346,608	346,608	346,608
0.75% exchangeable senior notes due 2024	435,074	435,074	435,074
5.75% senior notes due 2025	800,000	800,000	800,000
Less: deferred financing costs	(39,101)	(39,101)	(39,101)

Total long-term debt	$4,256,160	$4,014,065	$3,811,160

Shareholders' equity:
6.00% Series A Mandatory Convertible Preferred Shares par value $0.001 per share:
Authorized—25,000; 5,000 issued on an as adjusted and as further adjusted basis	$—	$5	$5
Common shares par value $.001 per share:
Authorized—800,000; 370,320 issued on an actual basis and as adjusted and 405,320 on a further adjusted basis(4)	370	370	405
Capital in excess of par value	2,797,893	3,039,983	3,302,399
Treasury shares, at cost, 52,800 common shares	(1,314,020)	(1,314,020)	(1,314,020)
Accumulated other comprehensive income	(7,151)	(7,151)	(7,151)
Retained earnings	1,232,516	1,232,516	1,232,516

Total shareholders' equity	2,709,608	2,951,698	3,214,149
Noncontrolling interest	27,400	27,400	27,400

Total equity	$2,737,008	2,979,098	3,241,549
Total capitalization	$6,966,143	$6,966,138	$7,025,684

Total current and long-term debt, net of cash, cash equivalents, and short-term investments	$3,862,948	$3,620,853	$3,358,402

(1)
Our revolving credit facility provides us with the ability to borrow up to $2.25 billion from time to time. As of March 31, 2018, we had $445.0 million outstanding under this facility. Our revolving credit facility matures in July 2020 and can be used for general corporate purposes, including capital expenditures and working capital. The weighted average interest rate on borrowings under the facility was 3.15% as of March 31, 2018. We have the option to increase the aggregate principal amount of commitments by an additional $450 million by either adding new lenders to the facility or by requesting existing lenders under the facility to increase their commitments (in each case with the consent of the new lenders or the increasing lenders). Nabors fully and unconditionally guarantees the obligations under the facility.

(2)
Our commercial paper borrowings are classified as long-term debt because the borrowings are fully supported by availability under our revolving credit facility, which matures in July 2020. We had no commercial paper borrowings as of March 31, 2018.

(3)
The 9.25% senior notes due January 2019 have been classified as long-term because we have the ability and intent to repay this obligation utilizing our revolving credit facility.

(4)
Common shares shown as issued and outstanding in the table above excludes the following, as of March 31, 2018: (i) 4.4 million common shares issuable upon the exercise of outstanding options (including vested options), with a weighted average exercise price of $13.03 per share; (ii) 0.2 million common shares issuable upon the vesting of restricted shares units subject to vesting conditions; (iii) 4.0 million common shares reserved for future issuance under Nabors' equity incentive plans; (iv) 32.0 million common shares reserved for issuance upon the exchange of the outstanding Exchangeable Notes; and (v) up to 32,258,000 common shares (up to 37,096,700 common shares if the underwriters in this offering exercise their over-allotment option to purchase additional series A preferred shares in full), in each case subject to anti-dilution, make-whole and other adjustments, that would be issuable upon conversion of the series A preferred shares issued hereby. Shares indicated as outstanding excludes 52.8 million common shares held by our subsidiaries.

DIVIDEND POLICY

        Nabors has paid quarterly dividends on its common shares at a rate of $0.06 per share for the past eight quarters and currently intend to continue this practice. However, the declaration, payment and amount of future dividends to holders of Nabors' common shares will be at the discretion of its board of directors and will depend on many factors, including our financial condition and results of operations, liquidity requirements, market opportunities, capital requirements of Nabors' subsidiaries, legal requirements, regulatory constraints and other factors that Nabors' board of directors deems relevant.

 MARKET PRICE OF THE COMMON SHARES

        Nabors common shares are traded on the New York Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2015
First Quarter	14.09	9.96
Second Quarter	16.99	13.70
Third Quarter	14.43	8.94
Fourth Quarter	12.33	7.47
2016
First Quarter	9.84	4.93
Second Quarter	11.21	7.61
Third Quarter	12.33	8.46
Fourth Quarter	17.68	11.01
2017
First Quarter	18.40	11.89
Second Quarter	14.28	7.16
Third Quarter	8.70	6.18
Fourth Quarter	8.04	5.32
2018
First Quarter	8.62	6.09
Second Quarter (through May 8, 2018)	8.19	6.37

        On May 8, 2018, the last sale price reported on the New York Stock Exchange for Nabors common shares was $7.99 per share. On April 30, 2018, there were 2,016 recordholders of Nabors common shares.

 DESCRIPTION OF THE SERIES A PREFERRED SHARES

        The following is a summary of some of the terms of the series A preferred shares. This summary contains a description of the material terms of the series A preferred shares but is not necessarily complete. The following summary of the terms and provisions of the series A preferred shares is qualified in its entirety by reference to the pertinent sections of our Bye-laws and the certificate of designations creating the series A preferred shares. We refer you to the documents referred to in the following description, copies of which are available upon request as described under "Where You Can Find More Information" in this prospectus supplement.

General

        Under our Bye-laws, our board of directors is authorized, without further shareholder action, to provide for the creation and issuance of up to 25,000,000 preferred shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series.

        At the consummation of this offering, we will issue 5,000,000 series A preferred shares. In addition, we have granted the underwriters an option to purchase up to 750,000 additional series A preferred shares, solely to cover over-allotments, in accordance with the procedures set forth in "Underwriting (Conflicts of Interest)" in this prospectus supplement.

        When issued, the series A preferred shares, and our common shares issuable upon the conversion of the series A preferred shares, will be fully paid and nonassessable, meaning that the holders will have paid their purchase price in full. The holders of the series A preferred shares will have no preemptive or preferential right to purchase or subscribe for shares, obligations, warrants or other of our securities of any class. The transfer agent, registrar, conversion and dividend disbursing agent for the series A preferred shares and the transfer agent and registrar for our common shares is Computershare.

Ranking

        The series A preferred shares will rank senior to our junior shares (as defined below), equally with each other series of our preferred shares that we may issue the terms of which provide that they rank equally with the series A preferred shares with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up and junior to each other series of our preferred shares that we may issue in the future the terms of which provide that they rank senior to the series A preferred shares with respect to the payment of dividends or distributions of assets upon our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, we have no issued and outstanding share capital that will rank equally with or senior to the series A preferred shares with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding-up. However, we may issue securities that rank equally with the series A preferred shares without limitation. Under our Bye-laws, our board of directors has the power from time to time to create and issue preferred shares of other series and fix their relative rights, preferences and limitations.

        As used in this prospectus supplement, "junior shares" means any class or series of our shares that ranks junior to the series A preferred shares either as to the payment of dividends or as to the distribution of assets upon our liquidation, dissolution or winding-up. At present, junior shares consist solely of our common shares.

Dividends

        Holders of our series A preferred shares will be entitled to receive, when, as and if declared by our board of directors out of funds lawfully available for payment, cumulative dividends at the rate per annum of 6.00% per share on the initial liquidation preference of $50 per series A preferred share (equivalent to

$3.00 per annum per share), payable in cash, common shares or a combination thereof, at our election and subject to the share cap, as described under "—Method of Payment of Dividends" below. Dividends on the series A preferred shares will be payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing on August 1, 2018 and ending on May 1, 2021 (each, a "dividend payment date"), at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first date of original issuance for the series A preferred shares, whether or not in any dividend period or periods there have been funds lawfully available for the payment of such dividends. If any dividend payment date is not a business day, the dividend payable on such date shall be paid on the next business day without any adjustment, interest, additional dividends or other penalty in respect of such delay. For purposes hereof, a "dividend period" shall refer to a period commencing on, and including, a dividend payment date (or if no dividend payment date has occurred, commencing on, and including, the first date of original issuance for the series A preferred shares), and ending on, and including, the day immediately preceding the next succeeding dividend payment date. Dividends will be payable to holders of record as they appear on our share register on the 15th calendar day of the month immediately preceding the month in which such dividend payment date falls or such other record date fixed by our board of directors or any duly authorized committee thereof that is not more than 60 nor less than 10 days prior to such dividend payment date but only to the extent a dividend has been declared to be payable on such dividend payment date (each, a "regular record date"), except that dividends payable on the mandatory conversion date, as defined below, will be payable to the holders presenting the series A preferred shares for conversion. Accumulations of dividends on series A preferred shares do not bear interest or additional dividends. Dividends payable on the series A preferred shares for any period other than a full dividend period (based upon the number of days elapsed during the period) will be computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the series A preferred shares for the first dividend period, assuming the first date of original issuance for the series A preferred shares is May 14, 2018, is expected to be $0.64 per share (based on the annual dividend rate of 6.00% and an initial liquidation preference of $50 per share) and will be payable, if declared, on August 1, 2018. Each subsequent quarterly dividend on the series A preferred shares, when and if declared, will be $0.75 per share (based on the annual dividend rate of 6.00% and the initial liquidation preference of $50 per share).

        No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any issued and outstanding share of the series A preferred shares with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum has been set apart for the payment of such dividends, upon all issued and outstanding series A preferred shares.

        We are a holding company with no significant business operations of our own, and will depend on payments from our subsidiaries to meet payments on our series A preferred shares, which subsidiaries may be subject to restrictions on the payments they may make to us. See "Risk Factors—We are a holding company and our ability to make dividend payments on the series A preferred shares may depend on our ability to receive dividends or other distributions from our subsidiaries."

        The Companies Act 1981 of Bermuda (the "Companies Act") limits our ability to pay dividends. Under Bermuda law, a company shall not declare and pay dividends if there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us.

Method of Payment of Dividends

        All dividends (or any portion of any dividend), including accumulated and unpaid dividends and dividends payable upon conversion of the series A preferred shares pursuant to the provisions described under "—Mandatory Conversion," "—Conversion at the Option of the Holder," "—Conversion Upon Fundamental Change" and "—Conversion at Our Option Upon Tax Event," may, in our sole discretion, be paid:

  •
  in cash;

  •
  by delivery of our common shares, subject to the share cap described below; or

  •
  through payment or delivery, as the case may be, of any combination of cash and our common shares, subject to the share cap described below;

provided that in the case of conversion upon a fundamental change that is a reorganization event (as defined below), dividends otherwise payable in common shares may be paid by delivery of units of exchange property, as described under "—Recapitalizations, Reclassifications and Changes of Our Common Shares"; and provided further that if our board of directors may not lawfully authorize payment of all or any portion of such accumulated and unpaid dividends in cash, it shall authorize payment of such dividends in common shares or units of exchange property, as the case may be, if lawfully permitted to do so.

        If we pay any dividend or portion thereof in common shares, such shares shall be valued for such purpose at 97% of the average VWAP per common share for the five trading days of the relevant dividend reference period (as defined below). If we pay any dividend or portion thereof in units of exchange property, the value of such units will be determined as described under "—Recapitalizations, Reclassifications and Changes of Our Common Shares." The aggregate number of our common shares delivered in respect of dividends per series A preferred share shall in no event exceed the maximum conversion rate, subject to adjustment as described under "Description of the Series A Preferred Shares—Conversion Rate Adjustments" (the "share cap"). To the extent that we elect to pay any accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap (except as described below under the heading "Conversion at the Option of the Holder").

        The "dividend reference period" shall be:

  •
  in the case of a payment of dividends on any dividend payment date (other than the mandatory conversion date), the five consecutive trading days beginning on, and including, the sixth scheduled trading day immediately preceding the relevant dividend payment date;

  •
  in the case of a payment of dividends upon a conversion on the mandatory conversion date, the five consecutive trading days beginning on, and including, the sixth scheduled trading day immediately preceding the mandatory conversion date;

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion at the Option of the Holder," the five consecutive trading days commencing on, and including, the third trading day immediately following the date on which we receive a notice of conversion from the holder;

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion Upon Fundamental Change," the five consecutive trading days beginning on, and including, the fifth scheduled trading day immediately preceding the effective date of the fundamental change; and

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion at Our Option Upon Tax Event," the five consecutive trading day period beginning on, and including, the second trading day immediately following the date on which the tax event conversion notice (as defined below) is sent to holders of the series A preferred shares.

  If we pay any dividend or portion thereof in common shares or units of exchange property:

  •
  in the case of a payment of dividends on a dividend payment date (other than the mandatory conversion date), we will give the holders of the series A preferred shares notice of any such election and the portion of such payment that will be made in common shares no later than 10 scheduled trading days prior to the relevant dividend payment date, and we will deliver common shares and pay cash, if applicable, in respect of such payment on such dividend payment date (or, if later, the business day immediately following the last trading day of the relevant dividend period used to determine the number and value of our common shares to be delivered in respect of such dividend);

  •
  in the case of a payment of dividends upon conversion on the mandatory conversion date, we will give the holders of the series A preferred shares notice of any such election and the portion of such payment that will be made in common shares no later than 10 scheduled trading days prior to the mandatory conversion date, and we will deliver common shares and pay cash, if applicable, in respect of such payment on the mandatory conversion date;

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion at the Option of the Holder" we will give each converting holder of the series A preferred shares notice of any such election and the portion of such payment that will be made in common shares no later than two trading days after we receive notice of conversion from such holder, and we will deliver common shares and pay cash, if applicable, in respect of such payment no later than the ninth trading day after the applicable early conversion date, subject to the provisions for accumulated dividends as described under "—Conversion at the Option of the Holder"; and

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion Upon Fundamental Change", we will give each converting holder of the series A preferred shares notice of any such election and the portion of such payment that will be made in common shares or units of exchange property, as the case may be, in our fundamental change company notice (as defined below), and we will deliver common shares or units of exchange property, as the case may be, and pay cash, if applicable, in respect of such payment, on the second business day immediately following the conversion date in respect of such conversion (or, if later, the business day immediately following the last trading day of the relevant dividend reference period used to determine the number and value of our common shares to be delivered in respect of such dividend); and

  •
  in the case of a payment of dividends upon a conversion pursuant to the provisions described under "—Conversion at Our Option Upon Tax Event," we will give each converting holder of the series A preferred shares notice of any such election and the portion of such payment that will be made in common shares in our tax event conversion notice (as defined below), and we will deliver common shares and pay cash, if applicable, in respect of such payment on the tax event conversion date.

        If we do not provide notice of our election to pay any dividend, or a portion thereof, on any dividend payment date (other than the mandatory conversion date) or upon the conversion of the series A preferred shares pursuant to the provisions described under "—Mandatory Conversion," "—Conversion at the Option of the Holder," "—Conversion Upon Fundamental Change" or "—Conversion at Our Option Upon Tax Event" through delivery of common shares or units of exchange property, as the case may be, as described above, or, in connection with a conversion upon a fundamental change, if we provide the fundamental change company notice later than the sixth scheduled trading day prior to the effective date of the related fundamental change, we will pay such dividend entirely in cash.

        To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common shares issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such common shares have been resold thereunder and such time as all such common shares are freely tradable without registration by holders other than our affiliates (as such term is defined under the Securities Act of 1933, as amended). To the extent applicable, we will also use commercially reasonable efforts to have the common shares qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if our common shares are not listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common shares are then listed).

        For purposes of this "Description of the Series A Preferred Shares" section, the following terms have the meanings set forth below:

        "Volume-weighted average price" or "VWAP" per common share (or any other security for which a VWAP must be determined) on any trading day means such price as displayed under the heading "Bloomberg VWAP" on Bloomberg (or any successor service) page NBR <Equity> AQR (or its equivalent successor if such page is not available) or, in the case of such other security, the per share volume-weighted average price as displayed on the Bloomberg page with respect to such security, in each case in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume-weighted average price means the market value per common share (or such other security) on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The "average VWAP" means, for any period, the average of the VWAPs for each trading day in such period.

        A "trading day" is any day on which (i) there is no market disruption event (as defined below) and (ii) the New York Stock Exchange is open for trading, or, if our common shares (or any other security into which the series A preferred shares become convertible or exchangeable in connection with any reorganization event) are not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which our common shares (or such other security) are listed is open for trading, or, if our common shares (or such other security) are not listed on a national securities exchange, any business day. A "trading day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

        A "market disruption event" means any of the following events that has occurred:

  •
  any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common shares (or any other security into which the series A preferred shares become convertible in connection with any reorganization event) or in futures or options contracts relating to our common shares (or such other security) on the relevant exchange or quotation system;

  •
  any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, our common shares (or any other security into which the series A preferred shares become convertible in connection with any reorganization event) on the relevant exchange or quotation system or futures or options contracts relating to our common shares (or such other security) on any relevant exchange or quotation system; or

  •
  the failure to open of the exchange or quotation system on which futures or options contracts relating to our common shares (or any other security into which the series A preferred shares become convertible in connection with any reorganization event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

        A "scheduled trading day" means a day that is scheduled to be a trading day, except that if our common shares are not listed on a national securities exchange, "scheduled trading day" means a business day.

        So long as any series A preferred shares remain issued and outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all issued and outstanding series A preferred shares and parity shares (as defined below) have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

  •
  no dividend or distribution shall be paid or declared on our common shares, or any other junior shares (other than a dividend payable solely in junior shares); and

  •
  no common shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (1) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share or (2) through the use of the proceeds of a substantially contemporaneous sale of junior shares, in each case as permitted by our Bye-laws in effect on the first date of original issuance of the series A preferred shares).

        The foregoing limitation shall not apply to: (i) purchases, redemptions or other acquisitions of common shares or other junior shares in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan or acquisitions of common shares deemed surrendered in connection with the exercise of stock options) (provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount); (ii) any dividends or distributions of rights in connection with a shareholders' rights plan or any redemption or repurchase of rights pursuant to any shareholders' rights plan; or (iii) the deemed purchase or acquisition of fractional interests of our common shares or junior shares pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged. The phrase "Share Dilution Amount" means the increase in the number of our diluted common shares outstanding (determined in accordance with U.S. GAAP, and as measured from the issue date of the series A preferred shares) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any share split, share dividend, reverse share split, reclassification or similar transaction.

        When dividends are not paid (or duly provided for) in full on any dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the series A preferred shares, on a dividend payment date falling within the related dividend period for the series A preferred shares) upon the series A preferred shares and any parity shares, all dividends declared by our board of directors or a duly authorized committee of the board of directors upon the series A preferred shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the series A preferred shares, on a dividend payment date falling within the related dividend period for the series A preferred shares) shall be declared by the board of directors or such committee pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all unpaid dividends per series A preferred share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the series A preferred shares, on a dividend payment date falling within the related dividend period for the series A preferred shares) bear to each other.

        As used in this prospectus supplement, "parity shares" means any class or series of our shares that ranks equally with the series A preferred shares with respect to the payment of dividends and in the distribution of assets on our liquidation, dissolution or winding-up. As of the date of this prospectus supplement, we have no parity shares issued and outstanding.

        Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by our board of directors or any duly authorized committee of our board of directors may be declared and paid on any securities, including common shares and other junior share, from time to time out of any funds lawfully available for such payment, and holders of series A preferred shares shall not be entitled to participate in any such dividends.

Payment of Additional Amounts

        We will make all payments and deliveries on the series A preferred shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized or resident for tax purposes, or through which we or the dividend disbursing agent make any payments or deliveries on the series A preferred shares, or any political subdivision or taxing authority thereof or therein (any of which, a "taxing jurisdiction"), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay or deliver, as the case may be, to the holders of the series A preferred shares such additional amounts in cash or common shares, as applicable, as additional dividends as may be necessary so that every net payment or delivery, as the case may be, made to such holders, after the withholding or deduction, will not be less than the amount provided for in the certificate of designations of the series A preferred shares to be then due and payable or deliverable, as the case may be.

        We will not be required to pay or deliver any additional amounts for or on account of:

  1.
  any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the existence of any present or former connection between the holder or beneficial owner and the relevant taxing jurisdiction (including, but not limited to, the fact that such holder or beneficial owner was a resident, citizen, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction) other than any connection arising solely from the mere ownership of, or receipt of payment or delivery under, such series A preferred shares;

  2.
  any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the presentation of any series A preferred shares for payment or delivery, as applicable, more than 30 days after the relevant date. The "relevant date" means, in respect of any payment or delivery, the date on which such payment or delivery, as applicable, first becomes due and payable or deliverable, as the case may be, but if the full amount of the moneys payable or the full number of common shares deliverable, as the case may be, have not been received by the transfer agent on or prior to such due date, it means the first date on which, the full amount of such moneys or the full number of common shares, as the case may be, having been so received and being available for payment or delivery, as applicable, to holders, notice to that effect shall have been duly given to the holders of the series A preferred shares;

  3.
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  4.
  any tax, fee, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment or delivery in respect of the series A preferred shares;

  5.
  any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or beneficial owner of such series A preferred shares to comply with any reasonable request by us addressed to the holder within 30 days of such request (1) to provide information concerning the nationality, citizenship, residence or identity of the holder or the beneficial owner or (2) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge;

  6.
  any Taxes imposed with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and U.S. Treasury regulations thereunder ("FATCA"), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto; or

  7.
  any combination of items (1), (2), (3), (4), (5) and (6).

        In addition, we will not pay or deliver additional amounts with respect to any payment or delivery on any such series A preferred shares to any holder who is a fiduciary, partnership, limited liability company or other pass-thru entity other than the sole beneficial owner of such series A preferred shares if such payment or delivery would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-thru entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the series A preferred shares.

        If we become obligated to pay or deliver any additional amounts as a result of a change in tax law, we may at our option cause all (but not less than all) series A preferred shares issued and outstanding to be automatically converted into a number of our common shares based on the fundamental change conversion rate. For the avoidance of doubt, the provisions set forth in this "Payment of Additional Amounts" section shall apply to any payment and/or delivery due upon conversion of the series A preferred shares in connection with a tax event. See "—Conversion at Our Option Upon Tax Event."

Redemption

        The series A preferred shares will not be redeemable.

Liquidation Preference

        Upon our voluntary or involuntary liquidation, dissolution or winding-up, holders of the series A preferred shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, and the liquidation preference of any of our share capital ranking senior to the series A preferred shares with respect to distribution of assets upon our liquidation, dissolution or winding up, if any, but before any distribution of assets is made to holders of our common shares or any of our other shares ranking junior as to such a distribution to the series A preferred shares, a liquidating distribution in the amount of $50 per series A preferred share plus an amount equal to any accumulated and unpaid dividends, whether or not declared. If in any such distribution, our assets or proceeds thereof are not sufficient to pay the liquidating distribution, distributions will be made pro rata as to the series A preferred shares and any parity shares but only to the extent we have assets available after satisfaction of all liabilities to creditors, if any, and the full liquidation preference of any of our share capital ranking senior to the series A preferred shares with respect to distribution of assets upon our liquidation, dissolution or winding-up, if any. Holders of the series A preferred shares will not be entitled to any other amounts from us after they have received their full liquidation preference.

        In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the series A preferred shares and all holders of any parity shares, the amounts paid to the holders of series A preferred shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the liquidation distribution of any holder of preferred shares means the amount payable to such holder in such distribution, including any accumulated and unpaid dividends, whether or not declared. If the liquidation preference has been paid in full to all holders of the series A preferred shares and any holders of parity shares and shares ranking senior to the series A preferred shares with respect to the distribution of assets upon our liquidation, dissolution or winding-up, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

        For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving us or the sale or transfer of all or substantially all of our shares or our property or business will not be deemed to constitute a liquidation, dissolution or winding-up.

Voting Rights

        Except as provided below, the holders of the series A preferred shares will have no voting rights.

  Preferred Shares Directors

        Whenever dividends on any series A preferred shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods, including the dividend period ending on August 1, 2018 (a "nonpayment event"), the holders of the series A preferred shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then issued and outstanding, will be entitled to vote for the election of a total of two additional directors to our board of directors (the "preferred shares directors"); provided that the election of any such directors shall not cause us to violate the corporate governance requirement of any exchange on which our securities may be listed or quoted that listed or quoted companies must have a majority of independent directors. The number of preferred shares directors on our board of directors shall never be more than two at any one time. In that event, the new directors shall be elected initially at a special general meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the series A preferred shares or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders), and, thereafter, at each subsequent annual general meeting of our shareholders, so long as the rights relative to a nonpayment event remain in effect. Such request to call a special general meeting for the initial election of the preferred shares directors after a nonpayment event shall be made by written notice signed by the requisite holders of the series A preferred shares or any other series of voting preferred shares and delivered to our secretary in any manner as may be permitted by our Bye-laws or by any other manner as permitted by Bermuda law.

        As used in this prospectus supplement, "voting preferred shares" means any other class or series of our preferred shares ranking equally with the series A preferred shares as to dividends and the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the series A preferred shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the aggregate liquidation preference of the series A preferred shares and voting preferred shares voted.

        If and when all accumulated dividends have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the series A preferred shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on our board of directors shall automatically decrease by two.

        Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate liquidation preference of series A preferred shares and any other voting preferred shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the issued and outstanding series A preferred shares and any other voting preferred shares then issued and outstanding (voting together as a single class by reference to the aggregate liquidation preference of all preferred shares so entitled to vote) when they have the voting rights described above. Any vote of preferred shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such preferred shareholders, called as provided above for an initial election of preferred shares directors after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special general meeting of our shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter that shall come before the board of directors for a vote. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of our shareholders if such office shall not have previously terminated as above provided.

  General

        The Companies Act provides that in certain circumstances, non-voting shares such as the series A preferred shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, an amalgamation or merger of a Bermuda company, or conversion of preferred shares into redeemable preferred shares).

        Without the consent of the holders of the series A preferred shares, our board of directors may, by resolution, amend, alter, supplement or repeal any terms of the series A preferred shares:

  •
  to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the series A preferred shares that may be defective or inconsistent;

  •
  so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the series A preferred shares, taken as a whole, to make any provision with respect to matters or questions arising with respect to the series A preferred shares that is not inconsistent with the provisions of the certificate of designations; or

  •
  amend, alter, supplement or repeal any terms of the series A preferred shares in order to conform the terms thereof to the description of the terms of the series A preferred shares set forth under "Description of the Series A Preferred Shares" in this prospectus supplement, as supplemented by the related pricing term sheet.

        In addition to any other vote or consent of shareholders required by law or our Bye-laws, the affirmative vote or consent of the holders of at least 66 2/3% in voting power of the issued and outstanding series A preferred shares, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, will be required to:

  (i)
  amend or alter the certificate of designations for the series A preferred shares or our Bye-laws to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our shares ranking senior to series A preferred shares with respect to either or both the payment of dividends and/or the distribution of assets on our liquidation, dissolution or winding up;

  (ii)
  amend, alter or repeal any provision of the certificate of designations for the series A preferred shares or our Bye-laws so as to adversely affect the rights, preferences, privileges or voting powers of the series A preferred shares; or

  (iii)
  consummate a binding share exchange or reclassification involving the series A preferred shares, or of a merger or consolidation of us with another corporation or other entity, unless, in each case, (x) the series A preferred shares remain issued and outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining issued and outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of series A preferred shares immediately prior to such consummation, taken as a whole;

provided, however, that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred shares, or any securities convertible into or exchangeable or exercisable for any other series of preferred shares, ranking equally with and/or junior to our series A preferred shares with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon our liquidation, dissolution or winding up will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of issued and outstanding series A preferred shares.

        The foregoing voting provisions will not apply with respect to the series A preferred shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding series A preferred shares shall have been converted into our common shares.

Mandatory Conversion

        Each of our series A preferred shares, unless previously converted, will automatically convert on the mandatory conversion date into a number of common shares equal to the conversion rate described below. In addition to the common shares issuable upon conversion of each of our series A preferred shares on the mandatory conversion date, holders will have the right to receive an amount equal to all accumulated and unpaid dividends on the series A preferred shares (in cash, common shares or a combination thereof, at our election and subject to the share cap, as provided above under "—Method of Payment of Dividends"), whether or not declared prior to that date, for the then-current dividend period ending on May 1, 2021 and all prior dividend periods, so long as we are lawfully permitted to pay such dividends at such time. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.

        The conversion rate, which is the number of common shares issuable upon conversion of each series A preferred share on the applicable conversion date (excluding common shares, if any, issued in respect of accumulated and unpaid dividends), will, subject to adjustment as described under "—Conversion Rate Adjustments" below, be as follows:

  •
  if the applicable market value (as defined below) of our common shares is greater than $9.30, which we call the "threshold appreciation price," then the conversion rate will be 5.3763 of our common shares per series A preferred share (the "minimum conversion rate"), which is approximately equal to $50, divided by the threshold appreciation price;

  •
  if the applicable market value of our common shares is less than or equal to the threshold appreciation price but greater than or equal to $7.75 (the "initial price," which is approximately equal to the per share public offering price of our common shares in the concurrent offering of our common shares) then the conversion rate will be equal to $50, divided by the applicable market value of our common shares; or

  •
  if the applicable market value of our common shares is less than the initial price, then the conversion rate will be 6.4516 of our common shares per series A preferred share (the "maximum conversion rate"), which is approximately equal to $50, divided by the initial price.

        We refer to the minimum conversion rate and the maximum conversion rate collectively as the "fixed conversion rates." Each of the fixed conversion rates, the initial price and the threshold appreciation price are subject to adjustment as described under "—Conversion Rate Adjustments" below.

        Based on the foregoing, if the market price of our common shares on the mandatory conversion date is the same as the applicable market value, the aggregate market value of the common shares you receive upon mandatory conversion will be:

  •
  greater than the liquidation preference of the series A preferred shares, if the applicable market value is greater than the threshold appreciation price,

  •
  equal to the liquidation preference, if the applicable market value is less than or equal to the threshold appreciation price and greater than or equal to the initial price, and

  •
  less than the liquidation preference, if the applicable market value is less than the initial price.

        The "applicable market value" of our common shares is the average VWAP per common share over the final averaging period.

        The "final averaging period" means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 1, 2021.

        The "mandatory conversion date" is the second business day immediately following the last trading day of the final averaging period. The mandatory conversion date is expected to be May 1, 2021.

        The initial price is $7.75, which is approximately equal to the per share public offering price of our common shares in the concurrent offering of our common shares. The threshold appreciation price represents a 20% appreciation over the initial price.

Conversion Procedures

  Upon mandatory conversion and conversion at our option upon tax event

        Any issued and outstanding series A preferred shares will automatically convert into common shares on the mandatory conversion date or, if we so elect following the occurrence of a tax event, the tax event conversion date. The person or persons entitled to receive the common shares issuable upon mandatory conversion or conversion upon a tax event, as applicable, of the series A preferred shares will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date or tax event conversion date, as applicable.

        Except as provided in "—Anti-dilution Adjustments", prior to 5:00 p.m., New York City time, on the mandatory conversion date or tax event conversion date, as applicable, the common shares issuable upon conversion of the series A preferred shares will not be deemed to be issued and outstanding for any purpose and you will have no rights with respect to such common shares, including voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on the common shares, by virtue of holding the series A preferred shares.

  Upon early conversion

        If you elect to convert your series A preferred shares prior to the mandatory conversion date, in the manner described in "—Conversion at the Option of the Holder," or "—Conversion Upon Fundamental Change" below, you must observe the following conversion procedures:

        If the series A preferred shares are in global form, to convert your series A preferred shares you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program. If your series A preferred shares are held in certificated form, you must comply with certain procedures set forth in the certificate of designations establishing the terms of the series A preferred shares. In either case, if required, you must pay all taxes or duties, if any.

        The conversion date will be the date on which you have satisfied the foregoing requirements. You will not be required to pay any taxes or duties relating to the issuance or delivery of common shares if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of common shares in a name other than your own. The common shares will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full and will be issued on the later of the second business day immediately succeeding the conversion date and the business day after you have paid in full all applicable taxes and duties, if any.

        The person or persons entitled to receive common shares issuable upon conversion of the series A preferred shares will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the common shares issuable upon conversion of the series A preferred shares will not be deemed to be issued and outstanding for any purpose and you will have no rights with respect to such common shares, including without limitation voting rights, rights to participate in tender offers and rights to receive any dividends or other distributions on our common shares, by virtue of holding the series A preferred shares.

Conversion at the Option of the Holder

        Other than during the fundamental change conversion period (as defined below), holders of the series A preferred shares have the right to convert the series A preferred shares, in whole or in part, at any time prior to May 1, 2021, into our common shares at the minimum conversion rate of 5.3763 of our common shares per series A preferred share, subject to adjustment as described under "—Conversion Rate Adjustments" below.

        In addition to the number of common shares issuable at the minimum conversion rate upon conversion of each series A preferred share at the option of the holder on any date on which a holder converts series A preferred shares at such holder's option (the "early conversion date"), we will pay (in cash, common shares or a combination thereof, at our election, as provided above under "—Method of Payment of Dividends") an amount equal to all accumulated and unpaid dividends on such converted series A preferred share(s), whether or not declared prior to that date, for all dividend periods ending on or prior to the dividend payment date immediately preceding the early conversion date, subject to the immediately succeeding paragraph and the share cap and so long as we are then lawfully permitted to pay such dividends. To the extent that we elect to pay such accumulated and unpaid dividends, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will have no obligation to pay any cash or deliver any additional common shares in respect of the deficit amount resulting from application of the share cap. Holders who exercise the optional conversion right will not be entitled to receive dividends for the then-current dividend period.

        Notwithstanding the foregoing, if the early conversion date for any optional conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then:

  •
  we will pay such dividend on the dividend payment date to the holder of record of the converted series A preferred share(s) on such regular record date;

  •
  series A preferred share(s) surrendered for conversion during such period must be accompanied by cash in an amount equal to the amount of such dividend for the then-current dividend period with respect to the share(s) so converted; and

  •
  the consideration that we deliver to the converting holder on the early conversion date will not include any consideration in respect of such dividend.

Conversion Upon Fundamental Change

        If a fundamental change (as defined below) occurs prior to the mandatory conversion date, we will provide for the conversion of series A preferred shares by paying or delivering, as the case may be, to holders who convert their series A preferred shares at any time during the period (the "fundamental change conversion period") beginning on, and including, the effective date of such fundamental change (the "effective date") and ending on, but excluding, the earlier of (i) the mandatory conversion date and (ii) the date that is 20 calendar days after the effective date:

  •
  a number of our common shares or units of exchange property, as described under "—Recapitalizations, Reclassifications and Changes of Our Common Shares" (if the fundamental change also constitutes a reorganization event), per series A preferred share equal to the conversion rate (the "fundamental change conversion rate") determined using the table below; and

  •
  at our election and subject to the share cap, our common shares (or, if applicable, units of exchange property), cash or a combination thereof in an amount equal to any accumulated and unpaid dividends to the applicable conversion date, whether or not declared, on their series A preferred shares (as described above under "—Method of Payment of Dividends"), to the extent that we have lawfully available funds to pay such dividends; provided, however, that if the conversion date for such conversion occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then we will pay such dividend on the dividend payment date to the holder of record of the converted series A preferred share(s) on such regular record date and the consideration that we deliver to the converting holder will not include any consideration in respect of such dividend.

        To the extent that we elect to pay the accumulated and unpaid dividends described in the immediately preceding bullet, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.

        We will notify holders of the anticipated effective date of a fundamental change at least 20 calendar days prior to such anticipated effective date or, if such prior notice is not practicable, notify holders of the effective date of a fundamental change no later than such effective date (the "fundamental change company notice"). If we notify holders of a fundamental change later than the 20th calendar day prior to the effective date of a fundamental change, the fundamental change conversion period will be extended by a number of days equal to the number of days from, and including, the 20th calendar day prior to the effective date of the fundamental change to, but excluding, the date of the notice; provided that the fundamental change conversion period will not be extended beyond the mandatory conversion date. The fundamental change company notice will state, among other things, whether we have elected to pay all or any portion of accumulated and unpaid dividends in common shares or units of reference property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in common shares or units of exchange property.

        Notwithstanding the foregoing, if we deliver the fundamental change company notice after the date that is six scheduled trading days prior to the effective date of the fundamental change, we will be required to pay all accumulated and unpaid dividends in cash.

        The following table sets forth the fundamental change conversion rate per series A preferred share based on the effective date of the fundamental change and the share price in the fundamental change (as described below):

Share Price
Effective Date	$2.00	$3.00	$4.00	$5.00	$6.00	$7.75	$8.25	$8.75	$9.30	$10.00	$11.00	$12.50	$15.00	$20.00	$35.00	$50.00
May 14, 2018	10.3993	8.9097	8.0787	7.5297	7.1382	6.6756	6.5782	6.4921	6.4085	6.3162	6.2064	6.0786	5.9303	5.7608	5.5701	5.4995
May 1, 2019	9.2174	8.1994	7.6000	7.1699	6.8406	6.4296	6.3411	6.2629	6.1871	6.1039	6.0064	5.8958	5.7735	5.6444	5.5110	5.4623
May 1, 2020	7.8834	7.3881	7.0906	6.8300	6.5774	6.1918	6.1020	6.0221	5.9452	5.8626	5.7702	5.6745	5.5851	5.5116	5.4457	5.4209
May 1, 2021	6.4516	6.4516	6.4516	6.4516	6.4516	6.4516	6.0606	5.7143	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763	5.3763

        The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our series A preferred shares are adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as each fixed conversion rate as set forth under "—Conversion Rate Adjustments."

        The exact share price and effective date may not be set forth on the table, in which case:

  •
  if the share price is between two share prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower share prices and the earlier and later effective dates, as applicable, based on a 365-day year;

  •
  if the share price is in excess of $50.00 per share (subject to adjustment as described above), then the fundamental change conversion rate will be the minimum conversion rate, subject to adjustment as set forth under "—Conversion Rate Adjustments"; and

  •
  if the share price is less than $2.00 per share (subject to adjustment as described above) (the "minimum share price"), then the fundamental change conversion rate will be determined (a) as if the share price equaled the minimum share price and (b) if the effective date is between two effective dates on the table, using straight-line interpolation.

        Our obligation to deliver shares at the fundamental change conversion rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        A "fundamental change" will be deemed to have occurred (1) upon the occurrence of a change in control (as defined below) or (2) when the common shares (or other common shares underlying the series A preferred shares) cease to be listed or quoted on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

        A "change in control" shall be deemed to have occurred at such time as any of the following events shall occur:

            (i)  any person or group, other than Nabors, Nabors' subsidiaries or any employee benefits plan of Nabors or its subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the beneficial owner of shares with a majority of total voting power of the common shares; unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

           (ii)  Nabors consolidates with, amalgamates or merges with or into another person (other than one of its subsidiaries), or sells, conveys, transfers or leases all or substantially all of its properties and assets to any person (other than one of its subsidiaries) or any person (other than one of its subsidiaries) consolidates with or merges with or into Nabors, and (except in the case of any such sale, conveyance, transfer or lease) the issued and outstanding common shares are reclassified into, converted for or converted into the right to receive any other property or security; or

          (iii)  the first day on which the majority of the members of the board of directors of Nabors cease to be Continuing Directors.

          For purposes of defining a change in control:

            (w)  "Continuing Director" means, as of any date of determination, any member of the board of directors of Nabors who: (1) was a member of such board of directors (a) on the date of the original issuance of the series A preferred shares or (b) for at least two consecutive years; or (2) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Nabors' proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination);

            (x)   the term "person" and the term "group" have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

            (y)   the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

            (z)   the term "beneficial owner" is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

Notwithstanding the foregoing, it will not constitute a change in control if at least 90% of the consideration for the common shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions constituting the change in control consists of common stock or common shares traded on a United States national securities exchange or approved for quotation on the New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors), or which will be so traded or quoted when exchanged in connection with the change in control transaction, and as a result of such transaction or transactions the series A preferred shares become convertible or exchangeable solely into such common stock or common shares.

        If any transaction in which our common shares are replaced by the securities of another entity occurs, following completion of the related fundamental change conversion period, references to us in the definition of "change in control" above shall instead be references to such other entity.

        The "fundamental change conversion rate" will be determined by reference to the table above, based on the effective date and the "share price" in the fundamental change, which will be:

  •
  in the case of a fundamental change described in clause (ii) of the definition of "change of control" above in which all holders of our common shares receive only cash in the change of control, the cash amount paid per common share; and

  •
  otherwise, the average VWAP per common share over the 10 trading day period ending on, and including, the trading day immediately preceding the effective date of the fundamental change.

Conversion at Our Option Upon Tax Event

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any taxing jurisdiction, or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation is announced and becomes effective on or after the date of this prospectus supplement (any such change, a "tax event"), we become obligated to pay or deliver additional amounts on the issued and outstanding series A preferred shares as described under "Payment of Additional Amounts" above, we may, at our option, cause all (but not less than all) series A preferred shares issued and outstanding to be automatically converted into a number of our common shares based on the fundamental change conversion rate determined as described below (the "tax event conversion rate"). In addition to the number of common shares issuable upon conversion of each series A preferred share, we will pay all accumulated and unpaid dividends, whether or not previously declared, on the converted series A preferred shares to, but not including, the tax event conversion date (as defined below) in, at our election and subject to the share cap, our common shares, cash or a combination thereof (as described above under "—Method of Payment of Dividends"), to the extent that we have lawfully available funds to pay such dividends, provided, however, that if the tax event conversion date occurs during the period from 5:00 p.m., New York City time, on a regular record date for any declared dividend to 9:00 a.m., New York City time, on the immediately following dividend payment date, then we will pay such dividend on the dividend payment date to the holder of record of the converted series A preferred share(s) on such regular record date and the consideration that we deliver to the converting holder will not include any consideration for such dividend. To the extent that we elect to pay the accumulated and unpaid dividends described in the immediately preceding sentence, in whole or in part, by delivering our common shares, and the share cap results in us delivering fewer common shares than we would have been required to deliver in the absence of the share cap, we will, if we are legally able to do so, pay cash in respect of the deficit amount resulting from application of the share cap.

        To exercise the conversion right described above, we must provide notice to the registered holders of the series A preferred shares (the "tax event conversion notice"). Failure to provide such notice to a holder or any defect in such notice to such holder shall not affect its sufficiency with respect to other holders. The conversion date will be a date selected by us (which we will refer to as the "tax event conversion date") that is no fewer than 20 and no more than 30 trading days after the date the tax event conversion notice is sent to holders of the series A preferred shares. In addition to any information required by applicable law or regulation, the tax event conversion notice shall state, as appropriate:

  •
  the tax event conversion date; and

  •
  the method for calculating the tax event conversion rate.

        For purposes of determining the tax event conversion rate in connection with a conversion at our option upon the occurrence of a tax event, the provisions set forth under "—Conversion Upon Fundamental Change" applicable to the determination of the fundamental change conversion rate shall apply except that (i) the "effective date" will be the tax event conversion date and (ii) the "share price" will be the average VWAP per common share over the 10 trading day period beginning on, and including, the second trading day immediately following the date on which the tax event conversion notice is sent to holders of the series A preferred shares.

Fractional Shares

        No fractional common shares will be issued to holders of our series A preferred shares. In lieu of any fractional common shares otherwise issuable in respect of any dividend or the aggregate number of our series A preferred shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of the VWAP per common share on the trading day immediately preceding (a) the relevant conversion date or (b) the date on which the dividend is distributed, as applicable.

        If more than one of our series A preferred shares is surrendered for conversion at one time by or for the same holder, the number of full common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of series A preferred shares so surrendered.

Conversion Rate Adjustments

        Each fixed conversion rate will be adjusted from time to time as follows:

  (i)
  If we issue common shares as a dividend or distribution to all or substantially all holders of our common shares, or if we effect a subdivision or combination (including, without limitation, a reverse share split) of our common shares, each fixed conversion rate will be adjusted based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect immediately prior to the close of business on the record date (as defined below) for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

          CR1 = the fixed conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as the case may be;

          OS0 = the number of our common shares issued and outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as the case may be (prior to giving effect to such event); and

          OS1 = the number of our common shares that would be issued and outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

        Any adjustment made under this clause (i) will become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, each fixed conversion rate will be immediately readjusted, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay or make such dividend or distribution and (b) the date the dividend or distribution was to be paid to the fixed conversion rate that would then be in effect if such dividend or distribution had not been declared.

  (ii)
  If we issue to all or substantially all holders of our common shares any rights, options or warrants (other than pursuant to any shareholder rights plan) entitling them for a period expiring 45 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase our common shares at less than the current market price (as defined below) per common share as of the announcement date for such issuance, each fixed conversion rate will be increased based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect immediately prior to the close of business on the record date for such issuance;

          CR1 = the fixed conversion rate in effect immediately after the close of business on such record date;

          OS0 = the number of our common shares issued and outstanding immediately prior to the close of business on such record date;

          X = the total number of our common shares issuable pursuant to such rights, options or warrants; and

          Y = the aggregate price payable to exercise such rights, options or warrants, divided by the current market price.

        Any increase in the fixed conversion rates made pursuant to this clause (ii) will become effective immediately after the close of business on the record date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each fixed conversion rate will be decreased, effective as of the date of such expiration or termination, to the fixed conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of common shares actually delivered. If such rights, options or warrants are not so issued, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the fixed conversion rate that would then be in effect if such record date for such issuance had not occurred.

        For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase our common shares at less than the current market price per common share as of the announcement date for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by our board of directors or a duly authorized committee thereof.

  (iii)
  If we pay a dividend or other distribution to all or substantially all holders of our common shares of share capital, evidences of our indebtedness, our assets or rights to acquire our share capital, our indebtedness or our assets, excluding:

  (a)
  any dividend, distribution or issuance as to which the provisions of clause (i) or clause (ii) above apply;

  (b)
  dividends or distributions paid exclusively in cash as to which the provisions of clause (iv) below apply; and

  (c)
  "spin-offs" as to which the provisions set forth below in this clause (iii) apply,

        then each fixed conversion rate will be increased based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

          CR1 = the fixed conversion rate in effect immediately after the close of business on such record date;

          SP0 = the current market price per common share as of such record date; and

          FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) on the record date for such dividend or distribution of share capital (other than our common shares), evidences of our indebtedness, our assets or rights to acquire our share capital, our indebtedness or our assets, expressed as an amount per common share.

        If our board of directors or a duly authorized committee thereof determines the "FMV" (as defined above) of any dividend or other distribution for purposes of this clause (iii) by referring to the actual or when-issued trading market for any securities, it will in doing so consider the prices in such market over the same period used in computing the current market price per common share as of the record date for such dividend or other distribution. Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of series A preferred shares will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common shares, share capital, evidences of our indebtedness, our assets or rights to acquire our share capital, our indebtedness or our assets that such holder would have received if such holder owned a number of our common shares equal to the maximum conversion rate in effect immediately prior to the close of business on the record date for such dividend or other distribution.

        Any increase made under the portion of this clause (iii) above will become effective immediately after the close of business on the record date for such dividend or other distribution. If such dividend or other distribution is not so paid or made, each fixed conversion rate will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the fixed conversion rate that would then be in effect if the dividend or other distribution had not been declared.

        Notwithstanding the foregoing, if the transaction that gives rise to an adjustment pursuant to this clause (iii) is one pursuant to which the payment of a dividend or other distribution on our common shares consists of share capital of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded on a U.S. national securities exchange, then each fixed conversion rate will instead be increased based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect at the close of business on the tenth trading day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange;

          CR1 = the fixed conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange;

          FMV0 = the average VWAP per share of such share capital or similar equity interests distributed to holders of our common shares applicable to one common share over the 10 consecutive trading day period commencing on, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange; and

          MP0 = the average VWAP per common share over the 10 consecutive trading day period commencing on, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange.

        The increase to each fixed conversion rate under the immediately preceding paragraph will occur at the close of business on the 10th consecutive trading day immediately following, and including, the date on which "ex-dividend trading" commences for such dividend or distribution on the relevant exchange, but will be given effect as of the open of business on the date immediately succeeding the record date for such dividend or distribution on the relevant exchange. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of series A preferred shares if the conversion date occurs after the record date for such dividend or other distribution and prior to the end of such 10 consecutive trading day period. In such event, we will deliver the common shares issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.

  (iv)
  If we pay a distribution consisting exclusively of cash to all or substantially all holders of our common shares, excluding (a) any cash that is distributed as part of a distribution referred to in clause (iii) above and (b) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries referred to in clause (v) below, each fixed conversion rate will be increased based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect immediately prior to the close of business on the record date for such distribution;

          CR1 = the fixed conversion rate in effect immediately after the close of business on the record date for such distribution;

          SP0 = the current market price per common share as of the record date for such distribution; and

          C = an amount of cash per common share we distribute to holders of our common shares.

        The adjustment to the fixed conversion rates pursuant to this clause (iv) will become effective immediately after the close of business on the record date for such distribution. Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), in lieu of the foregoing increase, each holder of series A preferred shares will receive, in respect of each share thereof, at the same time and upon the same terms as holders of our common shares, the amount of cash that such holder would have received if such holder owned a number of our common shares equal to the maximum conversion rate in effect immediately prior to the close of business on the record date for such or distribution. If such distribution is not so paid, the fixed conversion rates will be decreased, effective as of the earlier of (a) the date our board of directors or a duly authorized committee thereof determines not to pay such dividend and (b) the date such dividend was to have been paid, to the fixed conversion rates that would then be in effect if such distribution had not been declared.

  (v)
  If we or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for common shares and the cash and value of any other consideration included in the payment per common share validly tendered or exchanged exceeds the average VWAP per common share over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), each fixed conversion rate will be increased based on the following formula:

        where,

          CR0 = the fixed conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;

          CR1 = the fixed conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the trading day next succeeding the expiration date;

          FMV = the fair market value (as determined in good faith by our board of directors or a duly authorized committee thereof) as of the expiration date of the aggregate value of all cash and any other consideration paid or payable for common shares validly tendered or exchanged and not withdrawn as of the expiration date (the "purchased shares");

          OS1 = the number of our common shares issued and outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration time"), less any purchased shares;

          OS0 = the number of our common shares issued and outstanding at the expiration time, including any purchased shares; and

          SP1 = the average VWAP per common share over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

        The adjustment to each fixed conversion rate under the immediately preceding paragraph will occur at the close of business on the 10th consecutive trading day immediately following, and including, the trading day next succeeding the expiration date, but will be given effect as of the open of business on the expiration date. Because we will make the adjustments to the fixed conversion rates at the end of the 10 consecutive trading day period with retroactive effect, we will delay the settlement of any conversion of series A preferred shares if the conversion date occurs during such 10 consecutive trading day period. In such event, we will deliver the common shares issuable in respect of such conversion (based on the adjusted fixed conversion rates as described above) on the first business day immediately following the last trading day of such 10 consecutive trading day period.

        "Record date" means, for purpose of a conversion rate adjustment, with respect to any dividend, distribution or other transaction or event in which the holders of our common shares (or other applicable security) have the right to receive any cash, securities or other property or in which our common shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common shares (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

        "Current market price" of our common shares on any day means the average VWAP per common share for the 10 consecutive trading day period ending on the earlier of the day in question and the day before the ex-date or other specified date with respect to the issuance or distribution requiring such computation, appropriately adjusted to take into account the occurrence during such period of any event described in clauses (i) through (v) above.

        "Ex-date" means the first date on which our common shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from us or, if applicable, from the seller of our common shares (in the form of due bills or otherwise) as determined by such exchange or market.

        If we have in effect a shareholder rights plan while any series A preferred shares remain issued and outstanding, holders of series A preferred shares will receive, upon a conversion of series A preferred shares, in addition to common shares, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in our rights plan have separated from our common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of series A preferred shares would not be entitled to receive any rights in respect of our common shares, if any, that we are required to deliver upon conversion of series A preferred shares, each fixed conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares, share capital (other than our common shares), evidences of our indebtedness, our assets or rights to acquire our share capital, our indebtedness or our assets pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a shareholder rights plan will not trigger a conversion rate adjustment pursuant to paragraph (ii) or (prior to the separation of such rights) paragraph (iii) above. We currently do not have a shareholder rights plan in effect.

        No adjustment to the fixed conversion rates need be made if holders of the series A preferred shares participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of our common shares and solely as a result of holding series A preferred shares, as if such holders held a number of our common shares equal to the maximum conversion rate as of the record date for such transaction, multiplied by the number of series A preferred shares held by such holders.

        The fixed conversion rates will not be adjusted upon certain events, including but not limited to:

  •
  the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

  •
  the issuance of any of our common shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of ours;

  •
  the issuance of any of our common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the first date of original issuance for the series A preferred shares; or

  •
  a change solely in the par value of our common shares.

        No adjustment in the fixed conversion rates will be required unless the adjustment would require an increase or decrease of at least 1% of the fixed conversion rates. If the adjustment is not made because the adjustment does not change the fixed conversion rates by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/10,000th of a share. Notwithstanding the foregoing, all adjustments not previously made shall be made upon any conversion of series A preferred shares.

        Adjustments to the conversion rate, or failure to make certain adjustments, may result for U.S. federal income tax purposes in a taxable deemed distribution to the beneficial owners of series A preferred shares that are U.S. Persons. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common shares will generally give rise to a taxable constructive dividend to the beneficial owners of series A preferred shares that are U.S. Persons to the extent made out of current and accumulated earnings and profits. See "Material U.S. Federal Income Tax Considerations."

        In addition, we may make such increases in each fixed conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

        We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of series A preferred shares. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

        If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the threshold appreciation price and the initial price solely for the purposes of determining which clause of the definition of the conversion rate will apply on the mandatory conversion date. Whenever any provision of the certificate of designations for the series A preferred shares requires us to calculate the VWAP per common share over a span of multiple days, our board of directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the applicable market value, the share price, the current market price or the value of our common shares over a dividend reference period (as the case may be)) to account for any adjustments to the initial price, the threshold appreciation price and the fixed conversion rates (as the case may be) that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

Recapitalizations, Reclassifications and Changes of Our Common Shares

        In the event of:

  •
  any recapitalization, reclassification or change of our common shares (other than changes only in par value or resulting from a subdivision or combination);

  •
  any consolidation or merger of us with or into another person;

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of us and our subsidiaries; or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition), any reclassification or any binding share exchange which reclassifies or changes our issued and outstanding common shares;

in each case, as a result of which our common shares are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a "reorganization event"), then, at and after the effective time of such reorganization event, each series A preferred share issued and outstanding immediately prior to such reorganization event will, without the consent of the holders of the series A preferred shares, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of our common shares received in such reorganization event (the "exchange property"), and, prior to or at the effective time of such reorganization event, we will amend our amended and restated Bye-laws (or other similar organizational document) without any requirement for consent of holders of the series A preferred shares to provide for such change in the convertibility of the series A preferred shares. If the transaction causes our common shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the exchange property into which the series A preferred shares will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common shares. If a conversion date follows a reorganization event, the conversion rate then in effect will be applied on the conversion date to the amount of such exchange property received per common share in the reorganization event (a "unit of exchange property"), as determined in accordance with this section. For the purpose of determining which bullet of the definition of conversion rate will apply on the mandatory conversion date and for the purpose of calculating the conversion rate if the second bullet in the definition thereof is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors or a duly authorized committee thereof, except that if a unit of exchange property includes common stock, common shares or American Depositary Receipts ("ADRs") that are traded on a U.S. national securities exchange, the value of such common stock, common shares or ADRs will be the average VWAP for a share of such common stock, such common share or a single ADR, as the case may be, for the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding May 1, 2021. For the purpose of paying accumulated and unpaid dividends in units of exchange property as contemplated under "—Method of Payment of Dividends," the value of a unit of exchange property will equal 97% of the value over the relevant dividend period determined pursuant to the immediately preceding sentence.

        The above provisions of this section will similarly apply to successive reorganization events and the "—Conversion Rate Adjustments" section will apply to any of our share capital (or any successor's) received by the holders of our common shares in any such reorganization event.

        We (or any successor of us) will, as soon as reasonably practicable (but in any event within 20 days) after the occurrence of any reorganization event, provide written notice to the holders of series A preferred shares of the occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of this section.

Miscellaneous

        We will at all times reserve and keep available out of the authorized and unissued common shares or common shares held in treasury by us, solely for issuance upon the conversion of the series A preferred shares, the maximum number of common shares (including in respect of any accumulated and unpaid dividends) as shall from time to time be issuable upon the conversion of all of the series A preferred shares then issued and outstanding.

Listing

        We will apply to list the series A preferred shares on the New York Stock Exchange under the symbol "NBR PR A". While no assurance can be given that our application for listing will be approved, we expect trading on the New York Stock Exchange to begin within 30 days of the initial issuance of the series A preferred shares. Upon listing, we have agreed to use our reasonable best efforts to keep the series A preferred shares listed on the New York Stock Exchange. Listing the series A preferred shares on the New York Stock Exchange does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their series A preferred shares easily.

Transfer Agent, Registrar, Dividend Disbursing Agent and Conversion Agent

        Computershare will be the transfer agent, registrar, dividend disbursing agent and conversion agent for the series A preferred shares.

Book-Entry; Delivery and Form

        The series A preferred shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the series A preferred shares except in limited circumstances. The global securities will be issued to DTC, the depository for the series A preferred shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the series A preferred shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants' accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

        When you purchase series A preferred shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the series A preferred shares on DTC's records. Since you actually own the series A preferred shares, you are the beneficial owner and your ownership interest will only be recorded in the direct (or indirect) participants' records. DTC has no knowledge of your individual ownership of the series A preferred shares. DTC's records only show the identity of the direct participants and the amount of the series A preferred shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

        We will wire dividend payments to DTC's nominee and we will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

        Any notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

        It is DTC's current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the series A preferred shares held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC or us.

        Series A preferred shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days.

        If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the series A preferred shares at its corporate office.

DESCRIPTION OF COMMON SHARES

        The following description of Nabors' share capital includes a summary of certain provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws (the "Bye-laws").

        Nabors' authorized share capital consists of 825,000,000 shares of which 800,000,000 are common shares, par value US$0.001 per share, and 25,000,000 are preferred shares, par value US$0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-laws dated July 14, 2015 which are both publicly available and filed as exhibits to Nabors' reports to the Commission. See "Where You Can Find More Information." As of April 30, 2018, there were 317,422,062 Nabors common shares issued and outstanding, excluding 52,800,203 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering common shares. While this offering and the common share offering are not contingent upon each other, we may decide to not proceed with either offering if one of the offerings cannot be completed. No other shares of Nabors of any class or series were issued and outstanding as of May 9, 2018.

Common Shares

        Holders of the common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in Nabors' Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

        The Bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. The common shares have no sinking fund provision.

Preemptive, Redemption, Conversion and Sinking Fund Rights

        Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of the common shares. Nabors common shares have no sinking fund provisions.

Changes to Rights of a Class or Series

        Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.

Quorum for General Meetings

        The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors shall constitute a quorum to hold a general meeting of the shareholders.

Rights Upon Liquidation

        Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.

Repurchase Rights

        Nabors' board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.

Compulsory Acquisition of Shares Held by Minority Holders

        An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

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  By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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  If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror") or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

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  By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares.

    This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Preferred Shares

        Nabors' board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

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  subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

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  entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

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  entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

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  convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

Transfer Agent and Registrar

        The transfer agent and registrar for the common shares and the series A preferred shares is Computershare.

Anti-Takeover Effects of Provisions of Certificate of Incorporation and Bye-Laws

        The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

        Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors the remaining directors shall have full power to act during the existence of a vacancy.

        The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

        The Bye-laws provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws.

        For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws by the Secretary of Nabors within the time limits described above or pursuant to the valid exercise of the power granted under the Companies Act.

        In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of the common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital of a company entitled to vote at general meeting to requisition a special general meeting.

        The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized but unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of material U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (as defined herein) of the purchase, ownership, disposition and conversion of our series A preferred shares, as well as the ownership and disposition of the common shares into which such series A preferred shares may be converted, but it does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion does not address any U.S. state or local, or non-U.S. tax consequences of the purchase, ownership or disposition of series A preferred shares or common shares. In addition, this discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences, such as the estate and gift tax, or the Medicare tax on net investment income. The discussion applies only if the beneficial owner holds series A preferred shares or common shares as capital assets for U.S. federal income tax purposes and it does not describe all of the tax consequences that may be relevant in light of the beneficial owner's particular circumstances. For instance, it does not describe all the tax consequences that may be relevant to:

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  certain financial institutions;

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  insurance companies;

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  real estate investment trusts;

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  regulated investment companies;

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  dealers and traders in securities who use a mark-to-market method of tax accounting;

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  persons holding series A preferred shares or common shares as part of a "straddle," integrated transaction or similar transaction;

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  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

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  persons liable for the alternative minimum tax;

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  U.S. expatriates;

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  tax-exempt organizations;

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  persons that own or are deemed to own ten percent or more of our stock by vote or value; or

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  certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected on such financial statements.

        If an entity classified as a partnership for U.S. federal income tax purposes holds series A preferred shares or common shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partnerships owning series A preferred shares or common shares and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of purchasing, owning and disposing of the series A preferred shares or common shares.

        You are a "U.S. Holder" for purposes of this discussion if you are a beneficial owner of our series A preferred shares or common shares and for U.S. federal income tax purposes are:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust (i) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes or (ii) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

        You are a "Non-U.S. Holder" for purposes of this discussion if you are a beneficial owner of our series A preferred shares or common shares and are neither a U.S. Holder nor a partnership (or other entity taxable as a partnership).

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These authorities are subject to change, possibly with retroactive effect. This discussion assumes that, and we believe that, we are not, and will not become, a passive foreign investment company (a "PFIC"), as discussed below.

        U.S. Holders should consult their tax advisors with respect to their particular tax consequences of purchasing, owning and disposing of our series A preferred shares or common shares, including the applicability and effect of state, local, non-U.S. and other tax laws and the possibility of changes in tax laws.

Consequences to U.S. Holders

Taxation of Distributions

        Distributions (including additional amounts paid thereon, if any) of cash or property paid on our series A preferred shares or common shares will be treated as dividends taxable to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Although we believe that we presently have accumulated earnings and profits, it is possible that we may not have sufficient current or accumulated earnings and profits during future years for such distributions to be treated as dividends. Distributions in excess of our current and accumulated earnings and profits would be treated as a return of capital to the extent of a U.S. Holder's adjusted tax basis in the series A preferred shares or common shares and thereafter as capital gain from the sale or exchange of such series A preferred shares or common shares.

        Dividends paid by qualified foreign corporations to a U.S. Holder that is not a corporation are taxable at a reduced rate provided that certain holding period and other requirements are met. A foreign company that is not a PFIC (as discussed below) is treated as a qualified foreign corporation with respect to dividends paid on stock that is readily tradable on an established securities market in the United States, such as the New York Stock Exchange, where the common shares will be traded and where we currently expect that the series A preferred shares will also be traded. Because our common shares will, and our series A preferred shares are expected to be, traded on the New York Stock Exchange, we believe we will be treated as a qualified foreign corporation with respect to any dividends paid on the common shares or series A preferred shares, and therefore non-corporate U.S. Holders will be eligible for the preferential tax rate if they meet certain holding period and other requirements. Dividends paid to a corporate U.S. Holder will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Code. A U.S. Holder should consult its tax advisor to determine whether the preferential tax rate will apply to dividends it receives.

        If we make a distribution on our series A preferred shares in the form of our common shares (including additional amounts, if any, paid in the form of common shares), such distribution generally will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder's tax basis in such common shares will equal the fair market value of such common shares on the distribution date, and a U.S. Holder's holding period for such common shares will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common shares or current or subsequent payments of cash payable to such U.S. Holder.

        The amount of any dividends generally will be treated as foreign-source dividend income and will generally be considered "passive category income" in computing the foreign tax credit. Non-U.S. income taxes withheld therefrom, if any, may be used as a credit against or a deduction (in lieu of credit) in computing a U.S. Holder's federal income tax liability, subject to applicable limitations. Non-U.S. income taxes eligible for credit are calculated separately with respect to specific classes of foreign source income. An election to deduct non-U.S. taxes instead of claiming foreign tax credits applies to all non-U.S. taxes paid or accrued in the taxable year.

        If Nabors is a "United States-owned foreign corporation," however, a portion of the dividends allocable to its U.S. source earnings and profits may be re-characterized as U.S. source for foreign tax credit purposes. A "United States owned foreign corporation" is any foreign corporation in which United States persons own, directly or indirectly, 50% or more of the stock (by vote or by value). In general, United States-owned foreign corporations with less than 10% of their earnings and profits attributable to sources within the United States are excepted from these rules. The rules governing the treatment of foreign taxes and foreign tax credits are complex, and U.S. Holders should consult their own tax advisors about the impact of these rules in their particular situations.

Extraordinary Dividends

        Dividends that exceed certain thresholds in relation to a U.S. Holder's tax basis in the series A preferred shares or common shares could be characterized as "extraordinary dividends" under the Code. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our series A preferred shares or common shares as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under "—Taxation of Distributions."

Constructive Dividends

        The conversion rate of the series A preferred shares will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to such U.S. Holder. However, adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the series A preferred shares will generally not be deemed to result in such a deemed distribution. Certain of the possible adjustments provided in the series A preferred shares, including, without limitation, adjustments in respect of taxable dividends to holders of our common shares, may not qualify as being pursuant to a bona fide, reasonable adjustment formula. If such adjustments are made, a U.S. Holder will be deemed to have received constructive distributions includible in such U.S. Holder's income in the manner described under "—Taxation of Distributions" above even though such U.S. Holder has not received any cash or property as a result of such adjustments. Generally, a U.S. holder's adjusted tax basis in its series A preferred shares will be increased to the extent any such constructive distribution is treated as a dividend. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common shares or current or subsequent payments of cash payable to such U.S. Holder.

        On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions and certain obligations of withholding agents and filing and notice obligations of issuers with respect to such deemed distributions. If adopted as proposed, the regulations would generally provide that (a) the amount of a deemed distribution is the excess of the fair market value of the conversion right of the series A preferred shares immediately after the adjustment to the conversion rate over the fair market value (determined immediately after the adjustment) of the conversion right without the adjustment to the conversion rate, (b) the deemed distribution occurs at the earlier of the date the conversion rate adjustment occurs under the terms of the series A preferred shares and the date of the actual distribution of cash or property that results in the deemed distribution and (c) we may be required to report the amount of any deemed distributions on our website, or to the IRS and all holders of the series A preferred shares (including holders of series A preferred shares that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of series A preferred shares may rely on the regulations prior to that date under certain circumstances. Prior to the finalization of the regulations, deemed distributions on the series A preferred shares may be treated as equal either to the increase in the value of the conversion right or to the fair market value of the additional common shares that would be received on a conversion of the series A preferred shares. U.S. Holders should consult their tax advisors regarding the applicability of the proposed regulations to their particular situations.

Sale or Other Disposition of Series A Preferred Shares or Common Shares

        Subject to the discussion of the PFIC rules below, the gain or loss a U.S. Holder realizes on the sale or other disposition of series A preferred shares (other than pursuant to a conversion described below) or common shares will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the series A preferred shares or common shares for more than one year. The amount of a U.S. Holder's gain or loss will equal the difference between the U.S. Holder's tax basis in the series A preferred shares or common shares disposed of and the amount realized on the disposition. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.

Conversion of Series A Preferred Shares into Common Shares

        Subject to the discussion of the PFIC rules below, a U.S. Holder generally will not recognize gain or loss upon the conversion of the series A preferred shares into common shares, except that (1) a U.S. Holder's receipt of cash or common shares (if any) in respect of dividends in arrears will be taxable as described under "—Taxation of Distributions" above and (2) a U.S. Holder's receipt of cash in lieu of a fractional common share will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional common share and the holder's tax basis in the fractional common share deemed exchanged). This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the series A preferred shares for more than one year at the time of conversion.

        The tax treatment of a U.S. Holder's receipt of any cash or common shares paid upon conversion in respect of certain accrued but unpaid dividends that have not been declared is uncertain. Although the proper treatment is not free from doubt, we currently also intend to treat the receipt of such cash or common shares as taxable in the manner described under "—Taxation of Distributions" above. Assuming such treatment, a U.S. Holder's basis in common shares received upon conversion of the series A preferred shares (including any fractional common shares treated as received and then exchanged for cash but excluding any common shares received that are treated as distributions) will equal the basis of the converted series A preferred shares, and the holding period of such common shares will include the holding period of the converted series A preferred shares. Common shares received, if any, that are treated as distributions will have a basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

        However, it is also possible that the receipt of any cash or common shares received in respect of certain accrued but unpaid dividends that have not been declared should be treated as additional consideration received by the U.S. Holder upon conversion of the series A preferred shares into common shares. In that case, the consequences to a U.S. Holder with respect to those shares or such cash may be different than those described in the immediately preceding paragraph. U.S. Holders should consult their own tax advisors regarding the treatment of any cash or common shares received in respect of any accrued but unpaid dividends that have not been declared.

        Because payments of common shares that are treated as dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we may, at our option, or an applicable withholding agent may, withhold such taxes from shares of common shares or current or subsequent payments of cash payable to such U.S. Holder.

        In the event a U.S. Holder's series A preferred shares is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Passive Foreign Investment Company Rules

        The U.S. federal income tax consequences to U.S. Holders of owning and disposing of our series A preferred shares or common shares could be materially different from those described above if, at any relevant time, we were classified as a passive foreign investment company (a "PFIC"). For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either: (i) at least 75% of its gross income is "passive income" for purposes of the PFIC rules or (ii) at least 50% of the value of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more of the stock (by value). Based upon our current and projected income, assets and activities, we do not expect to be considered a PFIC for our current taxable year or for future taxable years. However, because the determination of whether we are a PFIC will be based upon the composition of our income, assets and the nature of our business, as well as the income, assets and business of entities in which we hold at least a 25% interest, from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year, a U.S. Holder may be subject to adverse tax consequences, including the possible imposition of an interest charge on "excess distributions" allocable to prior taxable years in such U.S. Holder's holding period during which we are determined to be a PFIC. For this purpose, any gains recognized on the disposition of a stock of a corporation that is a PFIC will be treated as an excess distribution and, thus, as ordinary income subject to the PFIC interest charge rules. Further, if we are deemed to be a PFIC for a taxable year, dividends on the series A preferred shares or common shares would not be "qualified dividend income" eligible for preferential rates of U.S. federal income taxation. In addition, if we are a PFIC, U.S. Holders may generally be required to comply with annual reporting requirements. U.S. Holders should consult their tax advisors regarding the application of these PFIC rules to them.

        In lieu of being subject to the special tax rules discussed above, a U.S. Holder may make a mark-to-market election with respect to its series A preferred shares or common shares provided such series A preferred shares or common shares are treated as "marketable stock." The series A preferred shares and common shares generally will be treated as marketable stock if they are "regularly traded" on a "qualified exchange or other market" (within the meaning of the applicable Treasury regulations). Our common shares are currently listed on the New York Stock Exchange, which is a qualified exchange or other market, and we currently expect that the series A preferred shares will be listed on the New York Stock Exchange. In order for the series A preferred shares or common shares to be regularly traded for a given calendar year, they must be traded, other than in de minimis amounts, at least 15 days during each calendar quarter. While we expect they will, no assurance can be given that the series A preferred shares or common shares will be "regularly traded" for purposes of the mark-to-market election.

        If a U.S. Holder makes an effective mark-to-market election, such holder will include as ordinary income in each year that we are a PFIC the excess of the fair market value of such holder's series A preferred shares or common shares at the end of the year over such holder's adjusted tax basis in the series A preferred shares or common shares. A U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such holder's adjusted tax basis in the series A preferred shares or common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain such holder recognizes upon the sale or other disposition of the series A preferred shares or common shares will be treated as ordinary income and any loss will be treated as ordinary loss to the extent of the net amount of previously included income as a result of the mark-to-market election.

        A U.S. Holder's adjusted tax basis in the series A preferred shares or common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the series A preferred shares or common shares are no longer regularly traded on a qualified exchange or other market, or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors about the availability of the mark-to-market election, and whether making the election would be advisable in light of their particular circumstances.

        If we are a PFIC for any taxable year during which a U.S. Holder holds series A preferred shares or common shares and any of our non-U.S. subsidiaries is also a PFIC, such holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of the PFIC rules. A mark-to-market election may be unavailable with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of our subsidiaries.

        Alternatively, U.S. Holders can sometimes avoid the rules described above by electing to treat a PFIC as a "qualified electing fund" under Section 1295 of the Code. However, this option is not available to you because we do not intend to comply with the requirements necessary to permit you to make this election.

Consequences to Non-U.S. Holders

Taxation of Distributions

        Dividends, if any, received by Non-U.S. Holders with respect to the series A preferred shares or common shares generally will not be subject to withholding of U.S. federal income tax. Similarly, any deemed distributions resulting from certain adjustments, or failures to make certain adjustments, to the conversion rate of the series A preferred shares, as discussed in "—Consequences to U.S. Holders—Constructive Dividends" above are not expected to be subject to withholding of U.S. federal income tax. However, if we determine that such withholding would be, or there is a material risk that it would be required with respect to constructive dividends, we may offset any such withholding tax against cash payments of dividends on the series A preferred shares or common shares.

        Dividends (and deemed dividends) that are effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States generally are subject to U.S. federal income tax on a net income basis. Any such effectively connected dividends received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to the branch profits tax at a 30% rate or such lower rate as may be prescribed under an applicable U.S. income tax treaty.

Sale or Other Disposition of Series A Preferred Shares or Common Shares

        Any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other disposition of the series A preferred shares or common shares generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States; or

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange, redemption or other disposition and certain conditions are met.

        If a Non-U.S. Holder's gain is effectively connected with its conduct of a trade or business in the United States, such Non-U.S. Holder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a U.S. Holder. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30%, or lower rate as may be prescribed under an applicable U.S. income tax treaty, of its earnings and profits for the taxable year (which will include any effectively connected gain) subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. A Non-U.S. Holder that is an individual subject to tax by reason of his or her presence in the United States as described above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though such Non-U.S. Holder is not considered a resident of the United States. Such holders are urged to consult their tax advisors regarding the tax consequences of the acquisition, ownership and disposition of the series A preferred shares or common shares.

Information Reporting and Backup Withholding

        Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder may be subject to backup withholding on payments on the series A preferred shares or common shares and the proceeds from a sale or other disposition of the series A preferred shares or common shares unless such Non-U.S. Holder complies with certification procedures to establish that it is not a United States person.

        Backup withholding is not an additional tax. Rather, the amount of any backup withholding from a payment to a holder will be allowed as a credit against its U.S. federal income tax liability and may entitle it to a refund of any amounts withheld in excess of such liability, provided that the required information is timely furnished to the IRS.

"Specified Foreign Financial Asset" Reporting

        Certain U.S. Holders of "specified foreign financial assets" with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report, currently on IRS Form 8938, with respect to such assets with their U.S. federal income tax returns. "Specified foreign financial assets" generally include any financial accounts maintained by foreign financial institutions as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities.

Substantial penalties may be imposed in the event of a failure to comply. U.S. Holders should consult their own tax advisors as to the possible application to them of this filing requirement.

PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY ADDITIONAL TAX CONSEQUENCES RESULTING FROM PURCHASING, OWNING OR DISPOSING OF COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION, INCLUDING ESTATE, GIFT, AND INHERITANCE LAWS.

CERTAIN BERMUDA TAX CONSIDERATIONS

        At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable in Bermuda by Nabors in respect of the series A preferred shares or the common shares to be issued by Nabors in the event of the conversion of the series A preferred shares as described herein. Nabors has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Nabors or to any of its operations or to its shares, debentures or other obligations, including the series A preferred shares or the common shares to be issued by Nabors in the event of the conversion of the series A preferred shares as described herein, except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

 UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of shares indicated below:

Name	Number of Shares of Series A Preferred Shares
Morgan Stanley & Co. LLC	1,750,000
Citigroup Global Markets Inc.	1,500,000
Goldman Sachs & Co. LLC	250,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	250,000
Wells Fargo Securities, LLC	250,000
Mizuho Securities USA LLC	250,000
Lazard Capital Markets LLC	125,000
MUFG Securities Americas Inc.	125,000
PNC Capital Markets LLC	125,000
Intrepid Partners, LLC	100,000
BBVA Securities Inc.	100,000
SMBC Nikko Securities America, Inc.	100,000
HSBC Securities (USA) Inc.	75,000

Total:	5,000,000

        The underwriters and the representative are collectively referred to as the "underwriters" and the "representative," respectively. The underwriters are offering the series A preferred shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the series A preferred shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the series A preferred shares offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriter's over-allotment option to purchase additional shares described below.

Option to Purchase Additional Shares

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase from us up to 750,000 additional series A preferred shares at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions, solely to cover over-allotments. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional series A preferred shares as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of series A preferred shares listed next to the names of all underwriters in the preceding table.

Underwriting Discount

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter's over-allotment option to purchase up to an additional 750,000 series A preferred shares.

        We will pay a structuring fee equal to 0.300% of the gross proceeds from this offering to Morgan Stanley & Co. LLC for the evaluation, analysis and structuring of this offering.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$50.00	$250,000,000	$287,500,000
Underwriting discounts and commissions	$1.50	$7,500,000	$8,625,000
Proceeds, before expenses	$48.50	$242,500,000	$278,875,000

        The underwriters initially propose to offer part of the series A preferred shares directly to the public at the offering price listed on the cover page of this prospectus supplement. Series A preferred shares sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $0.90. After the initial offering of the series A preferred shares to the public, the offering price and other selling terms may from time to time be varied by the representative.

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $405,275.

Listing

        Our common shares are listed on the New York Stock Exchange under the symbol "NBR." The last reported sale price of our common shares on May 8, 2018 was $7.99 per share. We will apply to list the series A preferred shares on the New York Stock Exchange under the ticker symbol "NBR.PRA". While no assurance can be given that our application for listing will be approved, we expect trading on the New York Stock Exchange to begin within 30 days of the initial issuance of the series A preferred shares.

Lock-ups

        We and all of our directors and executive officers have agreed that, for a period of 60 days from the date of this prospectus supplement and subject to certain important exceptions, none of us will, without the prior written consent of Morgan Stanley & Co. LLC, offer, sell contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition by us or any of our affiliates, directly or indirectly, of) any of our series A preferred shares or any securities convertible into or exercisable or exchangeable for our series A preferred shares, or publicly announce an intention to effect any such transaction. Morgan Stanley & Co. LLC, in its sole discretion, may release the series A preferred shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

Price Stabilization and Short Positions

        In order to facilitate the offering of the series A preferred shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the series A preferred shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the series A preferred shares in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, series A preferred shares in the open market to stabilize the price of the series A preferred shares. These activities may raise or maintain the market price of the series A preferred shares above independent market levels or prevent or retard a decline in the market price of the series A preferred shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Electronic Prospectus Delivery

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of series A preferred shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Affiliates of Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, BBVA Securities Inc., SMBC Nikko Securities America, Inc. and HSBC Securities (USA) Inc. are lenders under our revolving credit facility and, as a result, will receive a portion of the proceeds from this offering. See "Use of Proceeds."

Conflicts of Interest

        Affiliates of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. serve as lenders under our revolving credit facility and will receive more than 5% of the net proceeds of this offering. Such underwriter is deemed to have a "conflict of interest" under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a "qualified independent underwriter" is not required in connection with this offering as Morgan Stanley & Co. LLC is primarily responsible for managing this offering and does not have a conflict of interest, is not an affiliate of any member that has a conflict of interest and meets the requirements of paragraph (f)(12)(E) of Rule 5121. In accordance with FINRA Rule 5121, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,

Wells Fargo Securities, LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and HSBC Securities (USA) Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder. See "Use of Proceeds."

Selling Restrictions

European Economic Area

        Our series A preferred shares may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the "PRIIPs Regulation") for offering or selling the series A preferred shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the series A preferred shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  (ii)
  a customer within the meaning of Directive 2002/92/EC (as amended, the "Insurance Mediation Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in Directive 2003/71/EC (as amended, the "Prospectus Directive"); and

  (b)
  the expression an "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the series A preferred shares.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") an offer to the public of any of our series A preferred shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of our series A preferred shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our series A preferred shares shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer to the public" in relation to any of our series A preferred shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our series A preferred shares to be offered so as to enable an investor to decide to purchase any of our series A preferred shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member

State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA") received by it in connection with the issue or sale of our series A preferred shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our series A preferred shares in, from or otherwise involving the United Kingdom.

Hong Kong

        Our series A preferred shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to our series A preferred shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our series A preferred shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our series A preferred shares may not be circulated or distributed, nor may our series A preferred shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where our series A preferred shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

    securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired our series A preferred shares pursuant to an offer made under Section 275 of the SFA except:

    (a)
    to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

    (b)
    where no consideration is or will be given for the transfer;

    (c)
    where the transfer is by operation of law;

    (d)
    as specified in Section 276(7) of the SFA; or

    (e)
    as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Japan

        No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or the FIEL, has been made or will be made with respect to the solicitation of the application for the acquisition of our series A preferred shares.

        Accordingly, our series A preferred shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors, or QII

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our series A preferred shares constitutes either a "QII only private placement" or a "QII only secondary distribution" (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our series A preferred shares. Our series A preferred shares may only be transferred to QIIs.

For Non-QII Investors

        Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to our series A preferred shares constitutes either a "small number private placement" or a "small number private secondary distribution" (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to our series A preferred shares. Our series A preferred shares may only be transferred en bloc without subdivision to a single investor.

Switzerland

        Our series A preferred shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA.

        The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Canada

        Our series A preferred shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our series A preferred shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

 WHERE YOU CAN FIND MORE INFORMATION

        Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors' filings are also available at Nabors' website at http://www.nabors.com. Website materials are not a part of this prospectus supplement.

        Nabors' common shares are quoted on the New York Stock Exchange under the symbol "NBR" and Nabors' Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        We incorporate by reference into this prospectus supplement the documents listed below and any future filings Nabors makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus supplement, until the underwriters have sold all of the series A preferred shares to which this prospectus supplement relates or the offering is otherwise terminated (except for any portions of any such report are furnished and not deemed to be filed). The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus supplement, (2) the accompanying prospectus or (3) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement.

  •
  Nabors' Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Commission on March 1, 2018, as amended by Amendment No. 1 to Nabors' Annual Report on Form 10-K filed with the Commission on March 29, 2018;

  •
  Nabors' Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2018, to the extent incorporated by reference into the 2017 Form 10-K;

  •
  Nabors' Quarterly Report on Form 10-Q for the three months ended March 31, 2018 filed on May 3, 2018;

  •
  Nabors' Current Reports on Form 8-K filed with the Commission on January 17, 2018 and January 23, 2018; and

  •
  The description of the Nabors' common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to Nabors Corporate Services, Inc. at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

 LEGAL MATTERS

        Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law.

        Certain legal matters will be passed upon for the underwriters by Vinson & Elkins LLP and Davis Polk & Wardwell LLP.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
DEPOSITARY SHARES
COMMON SHARES
SHARE PURCHASE CONTRACTS
SHARE PURCHASE UNITS
WARRANTS

NABORS INDUSTRIES, INC.
DEBT SECURITIES

        This prospectus contains a general description of the securities which we may offer for sale. The issuer will provide the specific terms of the securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We, or the issuer of the securities, may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus, the applicable prospectus supplements and any documents incorporated herein by reference carefully before you invest.

        The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol "NBR." We expect any common shares sold pursuant to a prospectus supplement will be listed on that exchange, subject to official notice of issuance. With respect to other securities, each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY SUCH PROSPECTUS SUPPLEMENT.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See "Plan of Distribution" on page 26. To the extent required by applicable regulation, if any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

February 2, 2018

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any applicable supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

        As used in this prospectus and any prospectus supplement:

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  "Nabors" means Nabors Industries Ltd., a Bermuda exempted company;

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  "we," "our," and "us" generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires; and

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  "Nabors Delaware" means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors.

        This prospectus is part of a registration statement that we and Nabors Delaware filed with the United States Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more foreign currencies, foreign currency units or composite currencies. This prospectus only provides you with a general description of the securities that we or a selling security holder may offer. Because Nabors is a "well-known seasoned issuer," as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), Nabors may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part with the Commission at the time of the offer. In addition, Nabors is able to add its subsidiaries and securities to be issued by them if Nabors guarantees such securities.

        This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under "Where You Can Find More Information."

        The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission's website or at the Commission office mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

        We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.

        THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED.

REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR CAN BE FOUND ON OUR WEBSITE AT "HTTP://WWW.NABORS.COM." WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.

        Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

ABOUT NABORS INDUSTRIES LTD.

        Since its founding in 1952, Nabors has grown from a small land drilling business to one of the world's largest drilling contractors. Nabors Industries Ltd. was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Nabors became the publicly traded parent company of the Nabors group of companies, effective June 24, 2002, pursuant to a corporate reorganization. Today, Nabors owns and operates the world's largest land-based drilling rig fleet and is a provider of offshore rigs in the U.S. and numerous international markets. Nabors also provides directional drilling services, performance tools and innovative technologies for its own rig fleet and those of third parties. In today's performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors' highly skilled workforce continues to set new standards for operational excellence and transform the industry.

        Our business is comprised of our global land-based and offshore drilling rig operations and other rig services, consisting of equipment manufacturing, rig instrumentation and optimization software. We also specialize in wellbore placement solutions and are a leading provider of directional drilling and measurement while drilling ("MWD") systems and services. Our business consists of four reportable operating segments: U.S., Canada, International and Rig Services.

        As a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, our fleet of rigs and drilling-related equipment, as of September 30, 2017, included:

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  405 actively marketed rigs for land-based drilling operations in the U.S., Canada and approximately 20 other countries throughout the world; and

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  40 actively marketed rigs for offshore drilling operations in the U.S. and multiple international markets.

        We also provide innovative drilling technology and equipment and comprehensive well-site services including engineering, transportation and disposal, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in many of the most significant oil and gas markets in the world. In addition, we manufacture and lease or sell top drives and other rig equipment.

        Nabors' principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.

Certain provisions of Bermuda law

        Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of Nabors shares, up to the amount of our authorized capital from time to time, to and between non-residents of Bermuda for exchange control purposes, and the issue of options, warrants, depository receipts, rights, loan notes and other of our securities and the subsequent free transferability thereof, provided Nabors shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

        Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the names of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.

        Nabors Delaware is a holding company and an indirect, wholly owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware's principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS

        Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any of our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities.

        The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We discuss expectations regarding our future markets, demand for our products and services, and our performance in our registration statements, prospectuses, annual, quarterly and current reports, press releases, and other written and oral statements made from time to time. Statements relating to matters that are not historical facts are "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These "forward-looking statements" are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document or other documents, words such as "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "should," "could," "may," "predict" and similar expressions are intended to identify forward-looking statements.

        Factors to consider when evaluating these forward-looking statements include, but are not limited to:

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  fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

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  fluctuations in levels of oil and natural gas exploration and development activities;

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  fluctuations in the demand for our services;

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  competitive and technological changes and other developments in the oil and gas and oilfield services industries;

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  our ability to renew customer contracts in order to maintain competitiveness;

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  the existence of operating risks inherent in the oil and gas and oilfield services industries;

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  the possibility of the loss of one or a number of our large customers;

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  the impact of long-term indebtedness and other financial commitments on our financial and operating flexibility;

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  our access to and the cost of capital, including the impact of a downgrade in our credit rating, availability under our unsecured revolving credit facility, and future issuances of debt or equity securities;

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  our dependence on our operating subsidiaries and investments to meet our financial obligations;

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  our ability to retain skilled employees;

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  our ability to complete, and realize the expected benefits of strategic transactions, including our joint venture in Saudi Arabia and recent acquisition of Tesco Corporation;

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  the recent changes in U.S. tax laws and the possibility of changes in other tax laws and other laws and regulations;

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  the possibility of changes in tax laws and other laws and regulations;

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  the possibility of political instability, war or acts of terrorism;

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  the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business; and

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  general economic conditions, including the capital and credit markets.

        Our businesses depend, to a large degree, on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas prices that has a material impact on exploration, development and production activities, could also materially affect our financial position, results of operations and cash flows.

        The above description of risks and uncertainties is by no means all-inclusive, but highlights certain factors that we believe are important for your consideration. For a more detailed description of risk factors, please see the section entitled "Risk Factors" elsewhere herein, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC.

        All forward-looking statements contained or incorporated by reference in this prospectus are based on information available to us at the time made. We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

        For purposes of calculating the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations less undistributed earnings from unconsolidated affiliates (net of dividends) and subsidiary preferred stock dividends plus amortization of capitalized interest and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. The following table sets forth Nabors' ratio of earnings to fixed charges for each of the periods indicated.

Nabors Industries Ltd. and Subsidiaries

	Nine Months Ended September 30,				Year Ended December 31,
	2017		2016		2016		2015		2014		2013	2012
Ratio of earnings to fixed charges	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	1.42	3.03

(1)
The ratio of earnings to fixed charges was negative for the years ended December 31, 2016, 2015 and 2014 and the nine months ended September 30, 2017 and 2016. Additional earnings for these periods of $966.3 million, $347.5 million, $609.0 million, $431.5 million and $577.0 million, respectively, would be needed to have a one-to-one ratio of earnings to fixed charges.

        No preferred shares were outstanding during the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 or during the nine months ended September 30, 2017 and 2016. Therefore, the ratios of earnings to fixed charges and preferred dividends are not separately stated from the ratios of earnings to fixed charges for the periods listed above.

SELLING SECURITY HOLDERS

        We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because Nabors is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See "Plan of Distribution." Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

        Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, share repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by Nabors Delaware, we expect that it will add such proceeds to its general funds and use them for general corporate purposes or will loan or distribute such proceeds to Nabors or any of its subsidiaries. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

        When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

        The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

        Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be:

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  senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, and, if applicable, Nabors and/or any other guarantor, as guarantor; or

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  subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, and, if applicable, Nabors and/or any other guarantor, as guarantor.

        The trustee and securities administrator for each series of debt securities will be Wilmington Trust, National Association and Citibank, N.A., respectively, unless otherwise specified in the applicable prospectus supplement.

        The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.

General

        The indentures relating to Nabors Delaware's senior and subordinated obligations (the "indentures") do not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.

        You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:

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  the designation, aggregate principal amount and authorized denominations of the debt securities;

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  the purchase price of the debt securities;

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  the date or dates on which the debt securities will mature;

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  the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

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  whether the interest, if any, is to be payable in cash or in payment in kind securities;

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  the dates on which the interest will be payable and the record dates for payment of interest, if any;

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  the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

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  the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

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  whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

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  whether the debt securities will be senior debt securities or subordinated debt securities;

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  whether the debt securities will be secured;

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  the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

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  whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under "—Guarantee" below;

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  any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

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  any additional covenants that are included for the benefit of the debt securities;

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  any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

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  any other additional provisions or specific terms which may be applicable to that series of debt securities.

        Neither of the indentures limits the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of any series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by such issuer.

        The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

Ranking of debt securities

        The senior debt securities will be unsubordinated obligations and will rank equal in right of payment with all existing and future unsubordinated indebtedness of Nabors Delaware. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See "—Subordination of subordinated debt securities." Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.

        Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries, and their subsidiaries generate substantially all of their operating income and cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries' financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware's debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see "—Guarantee."

Guarantee

        Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, and the identity of each guarantor will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.

Payment, paying agent and registrar

        Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the securities administrator or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar's books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware initially shall designate the corporate trust office of Citibank, N.A. in the City of New York to act as its paying agent and registrar. Nabors Delaware may, however, change the paying agent or registrar without prior notice to the holders of the debt securities, and we or any of our subsidiaries may act as paying agent or registrar.

        Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.

Registration of transfer and exchange

        Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.

        The registered holder of a debt security will be treated as the owner of it for all purposes.

Book-entry delivery and form

        Unless otherwise indicated in the prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Global notes

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.

        The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

        Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by Nabors or any of its affiliates. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

        So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.

        Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, the securities administrator, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants.

        A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.

Certain covenants of the debt securities

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will include those covenants which may be set forth in the prospectus supplement to which such debt securities relate, including the following:

        Consolidation, Amalgamation, Merger, Conveyance of Assets.    The indentures relating to the debt securities provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:

  •
  the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of

    Columbia, the European Union or Bermuda, and in either case shall expressly assume Nabors' or Nabors Delaware's obligations under the indenture, the debt securities and any guarantee;

  •
  immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

  •
  we shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, complies with the indenture, and such Opinion of Counsel shall also state that such supplemental indenture, if any, constitutes the legal, valid, and binding obligation of such successor.

        We will describe any additional restrictive covenants for any series of debt securities in the applicable prospectus supplement.

Events of default

        In general, and unless otherwise specified in a prospectus supplement, the indentures define an event of default with respect to any series of debt securities as being:

  •
  a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

  •
  a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

  •
  a default for 90 days after written notice from the trustee or Nabors or Nabors Delaware and the trustee receive written notice from the holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

  •
  certain events of Nabors' or Nabors Delaware's bankruptcy or insolvency or reorganization; or

  •
  the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place.

        An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.

        If an event of default occurs and is continuing as a result of certain events of Nabors' or Nabors Delaware's bankruptcy or insolvency or reorganization then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fourth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.

        The indentures provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee's duty, as trustee, to act with the required standard of care during a default.

        The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:

  •
  the conduct of any proceeding for any remedy available to the trustee; or

  •
  the exercise of any trust or power conferred on the trustee.

        This right of the holders of the debt securities is, however, subject to the provisions in the indentures providing for the indemnification of the trustee and other specified limitations.

        In general, the indentures provide that holders of any series of debt securities may institute an action against any of Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:

  •
  the holder previously has given to the trustee written notice of default and the default continues;

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  the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee security or indemnity satisfactory to it;

  •
  the trustee has not instituted this action within 60 days of receipt of such request; and

  •
  during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

        The indentures contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is actually known to a responsible officer of the trustee, the trustee must notify the holders, subject to certain conditions.

Discharge, legal defeasance and covenant defeasance

        Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.

        Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the securities administrator for cancellation. The debt securities of that series must also:

  •
  have become due and payable;

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  be due and payable by their terms within one year; or

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  be scheduled for redemption by their terms within one year.

        Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.

        Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as "legal defeasance." If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.

        Under terms specified in the indentures, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. In that case, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as "covenant defeasance." If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

        Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:

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  Nabors Delaware irrevocably deposits with the trustee or the paying agent cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

  •
  Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and

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  Nabors Delaware shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event risk

        Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.

Mandatory redemption; sinking fund

        Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware is required to make either mandatory redemption or sinking fund payments with respect to the debt securities.

Modification of the indenture

        Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of each holder of each applicable series of outstanding debt securities affected thereby:

  •
  extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

  •
  reduce the percentage in principal amount of the outstanding debt securities of any series; and

  •
  modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

        Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:

  •
  evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

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  add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

  •
  add any additional events of default or amend certain events of default for the benefit of the holders of all or any series of the applicable debt securities;

  •
  add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

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  add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

  •
  secure the debt securities of any series;

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  establish the form or terms of debt securities of any series as permitted by the applicable indenture;

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  evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements in the applicable indenture;

  •
  cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

  •
  effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

  •
  make any other change that does not adversely affect the rights of any holder of the applicable outstanding debt securities.

        We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the debt securities of each series voting as a class). The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security.

Subordination of subordinated debt securities

        The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness which may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware's assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware's assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.

        In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware's senior indebtedness or certain of Nabors Delaware's designated senior indebtedness.

        In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware's assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

        By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

        If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.

Concerning the trustee

        Unless otherwise indicated in the prospectus supplement, the trustee shall be Wilmington Trust, National Association, which is one of a number of banks with which we maintain ordinary banking relationships. Unless otherwise indicated in the prospectus supplement, Nabors Delaware shall appoint Citibank, N.A., the securities administrator, as registrar and paying agent under the applicable indenture.

        If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

        At any time, the trustee under either of the indentures may resign or be removed with respect to the securities of any series under such indenture by the holders of a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.

Governing law

        Unless otherwise indicated in the prospectus supplement, each indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL

        The following description of Nabors' share capital includes a summary of certain provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the common or preferred shares Nabors may issue sets forth certain general terms and provisions of any series of common or preferred shares to which any prospectus supplement may relate. Particular terms of the common or preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of common or preferred shares so offered will be described in the prospectus supplement relating to the applicable shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of common or preferred shares. This description of Nabors' share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors' Memorandum of Association and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.

        Nabors' authorized share capital consists of 825,000,000 shares of which 800,000,000 are common shares, par value $0.001 per common share, and 25,000,000 are preferred shares, par value $0.001 per share. The following summary is qualified in its entirety by the provisions of Nabors' Memorandum of Association, dated December 10, 2001 and Nabors' Amended and Restated Bye-laws (the "Bye-laws"), which are both publicly available and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information." As of September 30, 2017, there were 335,550,000 Nabors common shares issued and outstanding, including 49,672,636 common shares held by our subsidiaries. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of September 30, 2017.

Common shares

        Holders of our common shares, including any shares held by our subsidiaries, are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act 1981 of Bermuda, as amended (the "Companies Act"), any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.

        The Bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors' board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special general meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter. Holders of Nabors common shares do not have a preemptive or preferential right to purchase any other securities of Nabors. Nabors' common shares have no sinking fund provision.

Price range of common shares

        Nabors common shares are traded on the New York Stock Exchange under the symbol "NBR." The following table sets forth, for the periods indicated, the high and low sale price per share of Nabors common shares on the New York Stock Exchange.

	High (U.S.$)	Low (U.S.$)
2015
First Quarter	14.09	9.96
Second Quarter	16.99	13.70
Third Quarter	14.43	8.94
Fourth Quarter	12.33	7.47
2016
First Quarter	9.84	4.93
Second Quarter	11.21	7.61
Third Quarter	12.33	8.46
Fourth Quarter	17.68	11.01
2017
First Quarter	18.40	11.89
Second Quarter	14.28	7.16
Third Quarter	8.70	6.18
Fourth Quarter	8.04	5.32
2018
First Quarter (through January 31, 2018)	8.50	6.72

        On January 31, 2018, the closing sale price reported on the New York Stock Exchange for Nabors common shares was $7.84 per share. As of December 31, 2017, there were 1,935 recordholders of Nabors common shares.

Dividend policy

        Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends and other distributions on the issued Nabors common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of Nabors out of assets or funds legally available therefor.

        The declaration and payment of future dividends will be at the discretion of the Board and will depend, among other things, on future earnings, general financial condition and liquidity, success in business activities, capital requirements and general business conditions in addition to legal requirements.

Preemptive, redemption, conversion and sinking fund rights

        Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of our common shares. Nabors common shares have no sinking fund provisions.

Changes to rights of a class or series

        Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.

Quorum for general meetings

        The holders of shares present in person or by proxy entitling them to exercise a majority of the voting power of Nabors on the relevant record date shall constitute a quorum to hold a general meeting of the shareholders.

Rights upon liquidation

        Upon the liquidation of Nabors, after the full amounts that holders of any issued shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.

Repurchase rights

        Nabors' board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (but at least at par), as long as such purchase is made in accordance with the provisions of the Companies Act.

        In August 2015, Nabors' board of directors authorized a share repurchase program under which we may repurchase, from time to time, up to $400 million of Nabors' common shares by various means, including in the open market or in privately negotiated transactions. This authorization does not have an expiration date and does not obligate Nabors to repurchase any of its common shares. Through September 30, 2017, we repurchased 10.9 million of our common shares for an aggregate purchase price of approximately $101.3 million under this program. As of September 30, 2017, the remaining amount authorized under the program that may be used to purchase shares was $298.7 million. The repurchased shares, which are held by our subsidiaries, are registered and tradable subject to applicable securities law limitations and have the same voting and other rights as other outstanding shares. As of September 30, 2017, our subsidiaries held 49.7 million of our common shares.

Compulsory acquisition of shares held by minority holders

        An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:

  •
  By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

  •
  If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a "Notice of Acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

  •
  By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Preferred shares

        The board of directors of Nabors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights, qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:

  •
  subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

  •
  entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

  •
  entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

  •
  convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.

Transfer agent and registrar

        Unless otherwise indicated in a prospectus supplement, the transfer agent and registrar for Nabors' common shares is Computershare.

Anti-takeover effects of provisions of our certificate of incorporation and bye-laws

        The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an "advance notice" provision which places time limitations on shareholders' nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.

        Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors, the remaining directors shall have full power to act during the existence of a vacancy.

        The Bye-laws also provide that the board of directors will consist of not less than five nor more than 18 directors, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.

        The Bye-laws of Nabors provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act.

        For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the Secretary at Nabors' principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder's notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws of Nabors by the Secretary of Nabors within the time limits described above.

        In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution which may properly be moved at an annual general meeting of the company.

        Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of Nabors' common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital shares of a company entitled to vote at general meeting to requisition a special general meeting.

        The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized and unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of common or preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

DESCRIPTION OF SECURITIES WARRANTS

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.

General

        Nabors may issue warrants to purchase its securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.

        You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  Nabors' securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

  •
  the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain United States federal income tax considerations; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

        The description set forth below and in any prospectus supplement of certain provisions of any deposit agreement and any related depositary shares and depositary receipts summarizes the material terms of that deposit agreement and of the depositary shares and depositary receipts. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the Commission in connection with the offering of that series of preferred shares, represented by depositary shares.

General

        Nabors may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between Nabors and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and other distributions

        The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

        The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and exchange

        If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of depositary shares

        Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

        Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder's depositary shares. The preferred share depositary will take all reasonable action to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record date

        A record date will be set, whenever:

  •
  any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares;

  •
  the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts;

  •
  who will be entitled to receive dividends, distributions, rights, preferences or privileges or the net proceeds of any sale; or

  •
  who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and termination of the deposit agreement

        We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of Nabors.

Charges of preferred share depositary

        We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

        Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement will be limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement will be limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

        The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary or the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See "—Amendment and termination of the deposit agreement" above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

        The following summary of certain provisions of the share purchase contracts and share purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the share purchase contract or share purchase unit, as applicable, that will be filed with the Commission in connection with the offering of such securities.

        Nabors may issue share purchase contracts representing contracts obligating holders to purchase from Nabors and Nabors to sell to the holders a specified number of Nabors common shares or Nabors preferred shares at a future date or dates. The price per common share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

        The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

  •
  Nabors or Nabors Delaware senior debt securities or senior debt securities of another subsidiary issuer;

  •
  Nabors or Nabors Delaware subordinated debt securities or subordinated debt securities of another subsidiary issuer;

  •
  Nabors preferred shares; or

  •
  debt obligations of third parties, including United States Treasury securities,

securing the holder's obligations to purchase Nabors common shares or Nabors preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder's obligations under the original share purchase contract.

        The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the share purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the documents pursuant to which the prepaid securities will be issued, which will be filed with the Commission in connection with the offering of such share purchase contracts or share purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION

Distribution by Nabors and Nabors Delaware

        Nabors, Nabors Delaware and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including:

  •
  through agents;

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  to or through underwriters;

  •
  through brokers or dealers;

  •
  directly by Nabors, Nabors Delaware or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

  •
  through a combination of any of these methods of sale.

        Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

        In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

  •
  purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions; or

  •
  transactions in which the broker-dealer solicits purchasers.

        In addition, Nabors, Nabors Delaware and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

        In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

        In connection with the distribution of the securities covered by this prospectus or otherwise, Nabors, Nabors Delaware or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Nabors, Nabors Delaware or any selling security holder. Nabors, Nabors Delaware or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. Nabors, Nabors Delaware or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. Nabors, Nabors Delaware or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers or otherwise pledge such securities. Upon our default, the broker or pledgee, as applicable, may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

        At any time a particular offer of the securities covered by this prospectus is made, an amended prospectus or a prospectus supplement will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

        We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any other related commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an "underwriter", within the meaning of the Securities Act, of the securities so offered and sold.

        We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Any such remarketing firm may be deemed to be an "underwriter", within the meaning of the Securities Act, in connection with the securities remarketed thereby.

        If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

        In connection with an underwritten offering, Nabors, Nabors Delaware and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. Nabors, Nabors Delaware or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount and any commissions and other fees, as may be set forth in the revised prospectus or applicable prospectus supplement. If Nabors, Nabors Delaware or any selling security holder grants any such option, the terms of that option will be set forth in the revised or amended prospectus or applicable prospectus supplement.

        The maximum commission or discount to be received by any Financial Industry Regulatory Authority ("FINRA") member or independent broker/dealer is subject to limits imposed from time to time by FINRA.

        Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by Nabors, Nabors Delaware or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

        Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. In addition, any market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the New York Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

WHERE YOU CAN FIND MORE INFORMATION

        Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. You may read and copy materials that Nabors has filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an internet site that is available to the public that contains reports; proxy and information statements; and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov. Nabors' filings are also available at Nabors' website at http://www.nabors.com. Website materials are not a part of this offering memorandum.

        Nabors' common shares are quoted on the New York Stock Exchange under the symbol "NBR" and Nabors' Commission filings can also be read at: New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should refer to the registration statement and its exhibits.

        Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until all securities registered pursuant to the registration statement of which this prospectus is a part are sold (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed). The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

  •
  Nabors' Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Commission on February 28, 2017 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 27, 2017);

  •
  Nabors' Quarterly Reports on Form 10-Q for the three months ended March 31, 2017 filed on April 28, 2017, the three and six months ended June 30, 2017 filed on August 3, 2017 and the three and nine months ended September 30, 2017 filed on November 3, 2017.

  •
  Nabors' Current Reports on Form 8-K filed with the Commission on January 11, 2017, January 13, 2017, February 17, 2017, March 6, 2017, May 4, 2017, June 9, 2017, August 16, 2017, December 15, 2017 and January 17, 2018.

  •
  The description of the Nabors' common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

        We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference.

        We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Milbank, Tweed, Hadley & McCloy LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

5,000,000 Shares

Nabors Industries Ltd.

6.00% Series A Mandatory Convertible Preferred Shares

PROSPECTUS SUPPLEMENT

May 9, 2018

Book-Running Managers

Morgan Stanley	Citigroup

Goldman Sachs & Co. LLC	BofA Merrill Lynch	Wells Fargo Securities	Mizuho Securities

Senior Co-Managers

Lazard	MUFG	PNC Capital Markets LLC

Co-Managers

Intrepid Partners	BBVA	SMBC Nikko	HSBC